                                                                   EXHIBIT 10.56

                               [REDACTED VERSION]
              PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
              PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT


                    MAINTENANCE SERVICES AND PARTS AGREEMENT


                                       FOR


                              MCV 11NM GAS TURBINES




                                     BETWEEN




                MIDLAND COGENERATION VENTURE, LIMITED PARTNERSHIP


                                       and


                      GENERAL ELECTRIC INTERNATIONAL, INC.






                            Dated: 31, December 2002

                                                 TABLE OF CONTENTS

                                                                           Article       Page
Preamble

Recitals

Definitions                                                                   1           6

Obligations of GEII                                                           2           11

Obligations of MCV                                                            3           16

Term and Termination of Agreement                                             4           19

Fee and Payment                                                               5           21

Delivery, Title Transfer, Repair Services Logistics & Inventory               6           28

Indemnity                                                                     7           31

Warranty                                                                      8           32

Insurance                                                                     9           33

Limitation of Liability                                                       10          34

Force Majeure                                                                 11          36

Inspection and Quality Surveillance                                           12          36

Assignment                                                                    13          37

Applicable Law                                                                14          37

Severability                                                                  15          38

NOT USED                                                                      16          38

Entire Agreement                                                              17          38

NOT USED                                                                      18          38

Notices                                                                       19          38

Disputes                                                                      20          39

Independent Entities                                                          21          40

Confidential Information                                                      22          40

Consent and Agreement                                                         23          41

Plant Security and Safety                                                     24          41

Supplemental Payment Terms                                                    25          42

Hazardous Chemicals                                                           26          42

Exculpation                                                                   27          44

Patents                                                                       28          44

Tax & Duties                                                                  29          45

No Nuclear Use                                                                30          46

General Clauses                                                               31          46

Signatures                                                                                47

EXHIBITS                                                                   Exhibit


Covered Units                                                                 1           48

Technical Scope                                                               2           49

Spare Parts Lists                                                             3           63

Water Specification                                                           4           65

De-NOx Steam Specification                                                    5           66

Fuel Specification                                                            6           67

Air Specification                                                             7           68

Assumptions                                                                   8           69

Covered Parts Price List                                                      9           70

Mobilization Services                                                         10          72

Form of Assignment                                                            11          74

NOT USED                                                                      12          77

Consent and Agreement                                                         13          78

GEII Standard Rate Sheets                                                     14          86

                                    PREAMBLE

This maintenance services and parts agreement, including all exhibits, (the "Agreement") is made effective this 31 day of December, 2002 (the "Effective Date") by and between General Electric International, Inc. ("GEII"), a corporation organized under the laws of Delaware, with offices located at 4200 Wildwood Parkway, Atlanta, GA 30339 and MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP ("MCV"), a limited partnership organized under the laws of Michigan, with offices located at 100 Progress Place, Midland, MI 48640.

                                    RECITALS



         WHEREAS, GEII, is among other things, engaged in the business of providing, either directly or through its affiliates and subsidiaries, certain maintenance services and parts with respect to power plant equipment;

         WHEREAS, MCV operates a power plant located at Midland, Michigan;

         WHEREAS, MCV made a verbal request for a proposal from GEII and as a result MCV and GEII have negotiated this Agreement whereby GEII will provide certain maintenance services and parts to MCV;

         WHEREAS, MCV and GEII independently and collectively acknowledge that this Agreement is being entered into for the mutual benefit of both parties and that GEII's obligations contained herein represent its initial engagement in the provision of certain maintenance services and parts for non-GE manufactured power plant equipment;

         WHEREAS, GEII is willing to provide parts and services in accordance with the terms of this Agreement,

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, GEII and MCV hereby agree as follows:

ARTICLE I  DEFINITIONS

Unless the context clearly requires otherwise, the following terms used in this Agreement have the meaning set forth below:

         1.1 "AFFILIATE" with respect to a Party means an entity (including without limitation any individual, corporation, partnership, limited liability company, association or trust) controlling, controlled by or under common control with that Party.

         1.2 "ASSUMPTION VIOLATIONS" means a violation of one or more of the Assumptions as specified in Exhibit 8.

         1.3 "AGREEMENT PRICE" means the total price to be paid by MCV to GEII under this Agreement as described in Article 5, but does not include the amounts paid for Unplanned Maintenance and Extra Work.

         1.4      "ASSUMPTIONS" means the operating conditions as specified in
                  Exhibit 8.

         1.5      "CHANGE OF LAW COSTS" shall have the meaning set forth in
                  Article 5.

         1.6 "COMMENCEMENT DATE" shall be January 1, 2004; provided, however that the Commencement Date may be extended if GEII provides notification to MCV as soon as the need for an extension is apparent, but in no case shall notification occur later than December 1, 2003; provided, further, that in no event shall the Commencement Date occur later than January 1, 2005.

         1.7 "COMPETITOR OF GEII" means any person or entity, and its parent or affiliates, engaged in the manufacture or distribution of components, parts or equipment similar to components, parts or equipment manufactured or distributed by GE Power Systems, a business division of General Electric Company and/or the provisions of major maintenance services similar to the Services supplied under this Agreement for the power generation industry.

         1.8 "COVERED UNIT" shall mean the Gas Turbine Covered Unit and Generator Covered Unit as described in Exhibit 1.

         1.9 "COVERED PARTS" shall mean those new or refurbished parts provided by GEII for performance under this Agreement as further defined in Exhibit 2.

         1.10 "EFFECTIVE DATE" shall mean the date specified in the Preamble to this Agreement.

         1.11 "EQUIVALENT OPERATING HOURS (EOH)" for a gas turbine, shall mean, for such gas turbine, the actual measured hours of operation plus an additional twenty (20) hours for each Start of such gas turbine.

         1.12 "EXCLUDED COMPONENTS" means those components of the Covered Units other than the Covered Parts.

         1.13 "EXCLUDED EVENTS" shall mean maintenance events where Parts, Services or Repairs for the Covered Units are required to be provided or performed due to the following circumstances:

                  i.       Caused by an Unplanned Maintenance event,

                  ii.      Caused by an Assumption Violation,

                  iii.     Caused by errors or negligent acts by MCV,

                  iv. Caused by defective parts provided or services performed by parties other than GEII or its subcontractors installed or performed after the Commencement Date.

                  v.       Caused by a Force Majeure event as defined in Article
                           11.

                  vi. the presence of contaminants including, but not necessarily limited to, chemicals, salt air and harmful gases in the ambient physical environment affecting the Covered Unit(s),

         1.14 "EXTRA WORK" means parts or services which GEII provides pursuant to Article 2.4.

         1.15 "FACILITY" shall mean the Midland Cogeneration Plant operated by MCV and located at 100 Progress Place, Midland, Michigan.

         1.16     "FORCE MAJEURE EVENT" shall have the meaning set forth in
                  Article 11 hereof.

         1.17 "GEII" shall mean General Electric International, Inc. and its successors and assigns.

         1.18 "GEII STANDARD RATE" shall mean (i) GEII's published standard rates for field service personnel which are applicable at the time of providing any services under this Agreement, plus reasonable expenses pre-approved by MCV including living expenses, travel expenses, and the rental of cars; (ii) the price of Parts as described in Exhibit 9, escalated pursuant to Article 5.2.3, at the time the Parts are ordered; (iii) the price of Parts, materials and services, purchased by GEII, as shown by invoices for the same, together with a markup of twenty-five (25%) percent of such invoices; (iv) the price of craft labor provided by GEII, as shown by invoices for the same, together with a markup of fifteen (15%) percent of such invoices; (v) the then-applicable price for any Repairs.

         1.19 "GOVERNMENT REQUIREMENTS" means, to the extent of each Party's obligations under this Agreement, any statute, law, directive, regulation, rule, order or legislation of any governmental authority applicable to the Facility and to the Parties.

         1.20 "INITIAL SPARE PARTS" shall mean an initial supply of components for the Covered Units, as more specifically identified in Exhibit 3 and owned and maintained by MCV for use as described in Article 6. Upon delivery to the Site the Initial Spare Parts shall be redesignated Mandatory Spare Parts.

         1.21 "INITIAL SPARE PARTS PAYMENT" shall have the meaning set forth in Article 5 .

         1.22     "INSOLVENT" means that:

                  (i) a Party makes an assignment for the benefit of creditors, or petitions or applies for or arranges for the appointment of a trustee, liquidator or receiver, or commences any proceeding relating to itself under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of the country under which the insolvent Party is organized or a country in which the insolvent Party conducts business, now or hereafter in effect (collectively "Bankruptcy Laws"), or shall be adjudicated bankrupt or insolvent in such a country; or

                  (ii) a Party gives its approval of, consent to, or acquiesces in, any of the following: the filing of a petition or application for the appointment of a trustee, liquidator or receiver against that Party; the commencement of any proceeding under any Bankruptcy Laws against that Party; or the entry of an order appointing any trustee, liquidator or receiver.

         1.23 "MAINTENANCE END DATE" shall mean for each Covered Unit the later of 96,000 EOH or the completion of the fourth (4th)"C" Inspection to occur as Planned Maintenance under this Agreement.

         1.24 "MANDATORY SPARE PARTS" shall mean the components for the Covered Units, as more specifically identified in Exhibit 3 and owned and maintained by MCV for use as described by
                  Article 2.

         1.25 "MCV" shall mean Midland Cogeneration Venture Limited Partnership and its successors and assigns.

         1.26 "MOBILIZATION PERIOD" shall mean the period commencing on the Effective Date and ending on the Commencement Date.

         1.27 "MOBILIZATION SERVICES" shall mean those goods and services provided under Exhibit 10.

         1.28 "OUTAGE" means removal of a Covered Unit from electric or power generation service.

         1.29 "PARTIES" shall mean MCV and GEII collectively, and "PARTY" shall mean MCV or GEII individually.

         1.30 "PARTS" means new, repaired, or refurbished parts, materials, components and other goods furnished by GEII, or its subcontractors or suppliers, under this Agreement for the Covered Units.

         1.31 "PLANNED MAINTENANCE" means, with respect to the Covered Units, the following:

                  a) with respect to the Gas Turbine Covered Units described in Exhibit 1, periodic inspection, testing, repair, and/or replacement of the Covered Parts, as specified in Exhibit 2, as reasonably necessary in light of deterioration from wear and tear due to normal operation of the Covered Units and in accordance with GEII's recommendations under this Agreement and Prudent Industry Practices; and

                  b) with respect to the Generator Covered Units described in Exhibit 1, periodic inspection as specified in
                           Exhibit 2 (Parts and Repairs excluded), to be performed concurrently with an Outage on the Gas Turbine Covered Unit and in accordance with GEII's recommendations under this Agreement and Prudent Industry Practices; and

                  c) the repair and/or replacement of Covered Parts subject to the work set out in paragraph a) above,
                           (1) the need for which is found during any Planned Maintenance Outage and (2) which is reasonably determined to be necessary prior to the next scheduled Planned Maintenance Outage to continue safe operation in each case in accordance with Prudent Industry Practices, except in the event that the need or requirement for such repair or replacement is an Excluded Event;

                  d) provided that paragraphs a), b), and c) above shall not include testing, repair or replacement of components and parts of a Covered Unit comprising Excluded Components or the performance of Unplanned Maintenance, Routine Maintenance or Extra Work.

         1.32 "PRE-EXISTING CONDITIONS" shall mean the condition of the Covered Units, including but not limited to any condition resulting from the design, manufacture, operation, wear and tear (normal or otherwise), maintenance or failure to maintain, or repair or failure to repair, of the Covered Units, on or before the Commencement Date.

         1.33 "PRUDENT INDUSTRY PRACTICES" means the exercise of that degree of skill and diligence, and of such practices, methods and acts, at a minimum as would ordinarily be expected in the power generation industry from a prudent owner and/or operator and/or a services and/or parts provider acting lawfully, reliably and safely in connection with the operation, repair, and servicing of power generation facilities and equipment similar to the Facility and Covered Units.

         1.34 "REPAIR" means work, which can be performed in a repair service shop or at the Site, including, but not limited to, machining; welding; grinding; polishing; cleaning; inspection; disassembly or re-assembly and machine tool work such as lathe work or vertical bore mill work.

         1.35 "REPAIR FACILITIES" means GEII's repair facilities where Repair services are performed.

         1.36 "ROUTINE MAINTENANCE" means maintenance of a regular, preventive or minor nature that is performed periodically, during Covered Unit shutdown or during operation, to maintain equipment in working order on a day-to-day basis without the need for an Outage, including, but not limited to, inspection, lubrication, calibration, adjustment, minor leak repair, provision of fluids, greases, and resins, cleaning and replacement of operational spares, filters (including inlet air filters), strainers and cartridges, maintenance or replacement of sensors, fuses, thermocouples, gauges, switches, and light bulbs, and other similar preventive, routine or minor work.

         1.37 "SERVICES" means the work, services and labor required to be provided by GEII in accordance with this Agreement, including Mobilization Services, Planned Maintenance, Unplanned Maintenance and Extra Work.

         1.38 "SITE" means the real property upon which the Facility is located.

         1.39 "START" for the purposes of calculating EOH, shall mean an event in which an ignition takes place and the rotational speed is reached at which the starting aides switch off, which is currently approximately 2400 RPM.

         1.40 "TECHNICAL SCOPE" shall mean the description of inspection schedules and procedures and the equipment included in GEII's inspection obligations set forth in Exhibit 2.

         1.41 "TERM" means the time period beginning on the Commencement Date and ending upon termination or expiration of this Agreement as more fully described in Article 4.

         1.42 "UNPLANNED MAINTENANCE" means maintenance of the Covered Units that is neither Routine Maintenance nor Extra Work, required to remedy an in-service failure or abnormality of a component, whether discovered during an Outage or inspection, or discovered from the monitoring of the Covered Units, which occurs as a result of a problem or failure of a Covered Unit.

ARTICLE 2 OBLIGATIONS OF GEII

         GEII shall provide the following under this Agreement:

              -   Mobilization Services in accordance with the terms of Article
                  2.1

              -   Planned Maintenance in accordance with the terms of Article
                  2.2

              -   Unplanned Maintenance in accordance with the terms of Article
                  2.3

              -   Extra Work in accordance with the terms of Article 2.4

              -   Initial Spare Parts in accordance with Article 2.5

              -   Site Support Team in accordance with Article 2.6

              -   Mandatory Spare Parts in accordance with Article 2.7

              -   Maintenance services guidelines in accordance with Article
                  2.8.

              -   Maintenance schedule in accordance with Article 2.9

              -   New or refurbished parts in accordance with Article 2.10

              -   New technology parts in accordance with Article 2.11


2.1      MOBILIZATION PERIOD

         During the Mobilization Period, GEII shall carryout the Mobilization Services as detailed in Exhibit 10. In addition, on or before the Commencement Date, GEII shall deliver to the Facility those Initial Spare Parts for the Covered Units (not in the MCV inventory) listed in
         Exhibit 3.

2.2      PLANNED MAINTENANCE

         For each Covered Unit, from the Commencement Date to the Maintenance End Date applicable to such Covered Unit, GEII shall provide Covered Parts and Services necessary for the Planned Maintenance of that Covered Unit. The scope of Planned Maintenance for the Covered Units is set forth in Exhibit 2. Planned Maintenance on the Covered Units shall include the provision of all craft labor, labor supervision, technical advisors, and specialists (e.g., bladers) to perform these normal scheduled inspections on the Covered Units with exceptions as noted under MCV scope on the Covered Units as more particularly described in
         Exhibit 2. Such Planned Maintenance shall be performed in accordance with Prudent Industry Practices.

         GEII shall provide parts planning support to MCV to facilitate maintenance planning. During the Term of the Agreement, at a mutually agreed date in the middle of each calendar year, GEII's representatives and MCV's representatives shall meet to discuss maintenance planning and related Outages for the following calendar year.

         At said meeting a tentative schedule of Planned Maintenance events for the following calendar year will be set by mutual agreement provided however that should the Parties fail to mutually agree MCV shall set the tentative schedule. MCV and GEII will keep each other apprised of any need to modify the tentative schedule, and mutually agree upon a final schedule as far in advance as reasonably possible. By mutual agreement of the Parties, the exact start date of the Planned Maintenance event may be advanced or delayed. A mutually agreed upon reimbursement will be made by the Party making the change if additional manpower and material costs related to the preparation for the outage are incurred due to the change in outage date.

         Where MCV and GEII have agreed that a Planned Maintenance event has been scheduled, tentative or final, during a given time period, more detailed scheduling of the work scope will be presented by GEII at a pre-outage meeting approximately six (6) months prior to the anticipated start of that Planned Maintenance event and at such other times as the Parties deem necessary. A post-outage meeting will be scheduled after completion of each such Planned Maintenance event for presentation and discussion of GEII's outage report(s).

         The Planned Maintenance schedule used by GEII to develop the Agreement Price is premised on the Assumptions specified in Exhibit 8. Overfired operation, use of fuel or steam which does not comply with the attached applicable specifications or other deviations from the Assumptions may necessitate a reduced interval for Planned Maintenance. Any Parts or Services GEII must provide or perform resulting from Assumption Violations shall be provided as Extra Work.

         2.2.1    MAINTENANCE SERVICES REPORTS

                  GEII shall submit a monthly report of its work hereunder performed during the previous month indicating all inspections, Maintenance and Repairs performed, condition of Covered Units, and Parts used. Promptly after completing each scheduled inspection, GEII shall submit a detailed report of the work performed, condition of inspected Covered Units, revised settings and clearances of inspected Covered Units, and GEII's recommendations for future Maintenance or Repair of the Covered Units or purchases of spare parts.

         2.2.2    SITE RELATIONS

                  2.2.2.1 GEII recognizes that MCV, other contractors, and subcontractors may be working concurrently at the Facility. GEII shall cooperate with MCV and other contractors so that all work will progress with a minimum of delays and interference. Subject to
                           Article 11 ("Force Majeure") hereof, MCV reserves the right to require GEII to schedule the performance of its work hereunder in such manner as not to unreasonably interfere with the performance of others or with MCV's operation of the Facility.

                  2.2.2.2 GEII shall maintain workable and harmonious relations with its employees and between GEII's employees, the employees of other contractors and subcontractors, and the employees of MCV. Whenever GEII has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of GEII's work hereunder, GEII shall immediately give notice thereof to MCV, including all relevant information.

2.3      UNPLANNED MAINTENANCE

         For all Covered Units, from the Commencement Date to the expiration or termination of this Agreement, GEII shall provide Covered Parts and Services for Unplanned Maintenance.

         MCV shall pay GEII for Parts and Services required for Unplanned Maintenance at the GEII Standard Rates in effect at the time the work is performed or the Parts are ordered.

         If the Covered Units require(s) Unplanned Maintenance, during the Term of this Agreement, MCV shall notify GEII in writing and make the Covered Units available for correction.

2.4      EXTRA WORK

         Extra Work shall mean Parts provided and Services performed by GEII under the following circumstances:

         a)   To remedy damage to the Covered Units arising from an Excluded
              Event;

         b)   Repair or replacement of generator parts;

         c) To remedy damage to the Covered Units arising from Pre-existing Conditions;

         d) To provide Parts, Services, or Repairs in connection with changes in original equipment manufacturer recommendations as described in
              Article 3.4;

         e) To provide Parts, Services, or Repairs in connection with changes as described in Article 3.5;

         f)   To repair or replace Excluded Components;

         g) Which are provided or performed, pursuant to mutual agreement of the Parties.

         Extra Work shall be provided as requested by MCV from time to time in writing, for the Covered Units; provided, however, that: (i) MCV shall have the obligation to request such services of GEII and shall not have the right to use other contractors to perform such services if GEII agrees to perform such services; and, (ii) GEII shall have no obligation to perform any such service if it gives MCV written notice of its election not to perform such service within seven (7) days after receipt of MCV's written request to perform such service.

         Extra Work shall be provided at GEII Standard Rates in effect at the time the work is performed. Payment for Extra Work shall be made in accordance with Article 5.4 of this Agreement.

2.5      INITIAL SPARE PARTS

         GEII shall provide the Initial Spare Parts as detailed in Exhibit 3. The Initial Spare Parts will be shipped within thirty (30) days of the Commencement Date and will become part of the Mandatory Spare Parts inventory upon transfer of title to MCV.

2.6      SITE SUPPORT TEAM

         GEII shall, commencing on or before the Commencement Date and continuing through the Term of the Agreement, designate individuals who will be denoted the "Site Support Team" as required to fulfill GEII's obligations under this Agreement.

         As a minimum, GEII will designate an individual as the Site Manager who will be a member of the Site Support Team. The Site Manager will serve as a contact point with MCV for GEII for matters respecting this Agreement. Other GEII personnel and performance support methods may also be utilized by GEII in connection with performance of this Agreement. The individuals and the titles may change from time to time during the Term of this Agreement provided that GEII will have representatives at all times required under this Agreement serving such a role regardless of the specific individual or job title used.

         The Site Support Team personnel, assigned on a full-time basis to the facility, shall:

                  (i) assist MCV in trouble shooting, as requested by MCV, and in accordance with Article 3.4;

                  (ii) consult with MCV to schedule inspections and maintenance;

                  (iii) recommend to MCV the purchase of spare parts to maintain inventory;

                  (iv)     organize the scheduled inspections identified in the
                           Exhibit 2;

                  (v) coordinate with MCV the receipt and inspection of Parts to confirm condition upon delivery.

2.7      MANDATORY SPARE PARTS

         In the event GEII uses any of the Mandatory Spare Parts maintained by MCV for the performance of Planned Maintenance, GEII shall replace such Parts such that there is at all times one set of Mandatory Spare Parts in MCV's inventory as detailed in Exhibit 3.

2.8      MAINTENANCE SERVICES GUIDELINES

         In connection with the performance of any Services to be performed by GEII pursuant to this Agreement:

         2.8.1 GEII shall comply with Government Requirements applicable to GEII's performance of its obligations under this Agreement.

         2.8.2 GEII shall notify MCV of any lack of, or requirement for, materials, supplies, equipment, and other items required to be supplied by MCV reasonably in advance of GEII's need. In the event of misfit of or defect in MCV-furnished materials, supplies, equipment, or other items, GEII shall promptly notify MCV of same. GEII shall take all reasonable steps to avoid standby time due to such misfit, defect, or lack of MCV-furnished materials, supplies, equipment, or other items and to continue progress of other portions of GEII's work hereunder pending correction of such misfit or defect and/or the furnishing of such materials, supplies, equipment, or other items.

         2.8.3 GEII shall, at all times, in accordance with the Prudent Industry Practices and at no additional cost to MCV, protect from damage due to GEII's operations, equipment, and materials (whether stored or installed), paving, structures, and any and all other items on the Facility belonging to MCV or others.

                  GEII's scope of supply under this Agreement includes the provision of construction equipment such as cranes, heavy lift equipment, fork lifts, etc., except for the installed crane as describe in Article 3.2. If GEII provides such equipment as Extra Work, such equipment shall comply with Article 24.

         2.8.4 In connection with the performance of its obligations hereunder, GEII shall not be bound by any agreement(s) or any amendments thereto for the sale of electricity produced by the Facility, any agreement(s) or amendments thereto for the sale of steam produced by the Facility, any agreement(s) or amendments thereto for the purchase of fuel necessary to operate the Facility, or to any other agreement unless GEII has consented in writing to be legally bound in whole or in part by any obligation contained in such agreement.

         2.8.5 Notwithstanding anything in this Agreement to the contrary, GEII shall not be responsible for making any payments required to be made by MCV pursuant to, or the compliance by MCV with any other obligation of MCV under, any other agreement to which MCV is or may be a Party including, but not limited to, any agreement relating to supply of any consumables for the Facility, the sale of electricity or steam produced by the Facility, or the purchase of fuel necessary to operate the Facility, or any agreement relating to the construction financing or permanent financing of the Facility.

         2.8.6 GEII shall not, in connection with this Agreement, under any circumstances, apply to or enter into negotiations with any governmental authority or agency for acceptance of variations from or revisions to safety or health, or air, water, or noise pollution laws, or regulations relating to this Agreement, or to the performance of its obligations hereunder without MCV's prior written approval, which approval may not be unreasonably withheld or delayed.


2.9      MAINTENANCE SCHEDULE

         All work to be performed by GEII during an Outage hereunder shall be performed in accordance with the following work schedule:

                   Scheduled "Camera", "Visual",         Two ten hour shifts,
                   and "C" Inspections                   six days per week
                   Unplanned  Maintenance and            Two ten hour shifts,
                   Extra Work                            six days per week

                  provided, however, that MCV shall have the right to require overtime work and shall bear all additional costs incurred by GEII in connection with such overtime work. Overtime for GEII's personnel shall be charged at GEII Standard Rates in effect at such time.

                  The term "week" as used in this Article 2.9 is defined as Monday through Saturday, except holidays. If MCV requires GEII to work on a holiday or schedules a six day work week which includes Sunday, then MCV shall pay for the differential incurred due to premium time.

2.10     USE OF NEW OR REFURBISHED PARTS

         GEII, at its discretion, may supply either new or reconditioned Covered Parts, provided that reconditioned parts meet prevailing GEII quality standards and are reasonably acceptable to MCV.

2.11     NEW TECHNOLOGY PARTS

         GEII may, from time to time in the performance of its scope of work under this Agreement, develop and/or utilize improved Parts which are not commercially available on the Effective Date. It is anticipated that GEII may do so in an effort to extend parts' lives and/or increase the interval between certain Planned Maintenance Outages and/or improve Covered Unit performance.

         If GEII has available new part designs, MCV may request such new part designs from GEII for Covered Parts. If the original part design is also made available to MCV by GEII, MCV shall pay for the new part design at the then current price differential between the new and original part design. If the original part is no longer available, the new part shall be supplied at no additional cost to MCV.

         If MCV makes available to GE an upgraded design for a Covered Part and requests that GEII make use of this part in the fulfillment of GEII's obligations under this Agreement, GEII and MCV shall mutually agree to appropriate modifications to this Agreement.



ARTICLE 3 OBLIGATIONS OF MCV

         MCV shall provide the following under this Agreement:

              -   Mobilization Services in accordance with the terms of Article
                  3.1

              -   Maintenance services support in accordance with the terms of
                  Article 3.2

              -   General support in accordance with the terms of Article 3.3.

              -   Product support service in accordance with the terms of
                  Article 3.4.

              - Notices associated with the modification of the Covered Units in accordance with the terms of Article 3.5

3.1      MOBILIZATION PERIOD

         During the Mobilization Period, MCV shall carryout the Mobilization Services as detailed in Exhibit 10.

3.2      MAINTENANCE SERVICES SUPPORT

         MCV shall provide to GEII, at no cost to GEII, the following during Outages in sufficient quantities, at the times necessary, for the performance of GEII's obligations under this Agreement.:

              - Materials, and consumables (other than those provided by GEII).

              -   Fuel, water, electric power, chemicals, and fuel additives.

              -   Waste disposal.

              - On-site lockable storage to be under the control of GEII for consumables, tools, and instruments supplied by GEII.

              - Use of permanently installed cranes (GEII to supply crane operator(s) for "C" inspections).

              - Use of on-site facilities including, but not limited to, parking, restrooms, drinking water, vending machines, office space, welding machines, and fire fighting equipment. On occasion, when the need for machine shop, instrument shop or other services are required, GEII may request the use of MCV services subject to availability and type of work.

              - Use of special tools for the maintenance of equipment, supplied with such equipment by the manufacturers thereof.

              - Labor and material for all inspection, maintenance, and repair of Covered Units auxiliaries, burner removal, and reinstallation, in-situ welding, balancing, and recommissioning, as listed in Exhibit 2.

              - MCV shall provide GEII full access to the Facility during the Term of the Agreement to the extent reasonably necessary for GEII to perform its obligations hereunder. MCV shall maintain all the permits and licenses necessary to own and operate the Facility.

              - MCV shall use its best efforts in planning Covered Unit outages and developing inspection and maintenance schedules to ensure that only one unit of the Covered Units is shut down for Covered Parts replacement or maintenance at a time (except in the case of an emergency failure or Excluded Events).

              - MCV shall also be responsible for in-situ weld repairs on the Covered Units performed between "C" inspections with the understanding that the Agreement has provisions that would allow GEII to supply services as Extra Work.

              -   Access to any medical facilities at the Site for use by GEII.

3.3      GENERAL SUPPORT

         Except as determined by the mutual agreement of GEII and MCV, the Covered Units shall be operated and maintained in accordance with OEM's recommendations supported by the OEM operating instruction manuals and instructions.

         MCV shall comply with Government Requirements applicable to MCV's performance of its obligations under this Agreement.

         Except for such services as GEII shall provide pursuant to this Agreement, MCV shall perform Routine Maintenance upon, and operate, the Covered Units and the Facility using the proper lubricants and fuel and steam which comply with the OEM specifications, all in accordance with Prudent Industry Practices. MCV shall perform Planned Maintenance and Unplanned Maintenance on those portions of the Facility which are not included in the Covered Units. MCV shall inform GEII, in writing, of all Assumption Violations.

         Parts furnished by GEII under this Agreement shall not be installed, used, or made available for use in any equipment other than the Covered Units; provided, however, that MCV may provide Parts to other facilities to support an unplanned event and such Parts shall be replaced by MCV as Extra Work.

         MCV bears the risk of loss for all Covered Parts while stored at the MCV Facility. MCV shall provide, at no cost to GEII, the necessary equipment to properly store and handle the Covered Parts, including existing warehouse space and security measures required to safely store and properly maintain the Covered Parts. Any Covered Parts that need replacement due to improper storage shall be replaced as Extra Work.

         MCV will make the Covered Units available to GEII for (i) technical evaluation of the Covered Parts during routine scheduled inspections;
         (ii) the review of TAT spread measurements and calibration methods and measurements performed by MCV; (iii) providing day-to-day surveillance and operating recommendations; and, (iv) witnessing, to the extent possible, turbine restarts for the purpose of enhancing starting reliability.

3.4      PRODUCT SERVICE SUPPORT AND ORIGINAL EQUIPMENT MANUFACTURER
         RECOMMENDATIONS

         MCV shall be responsible for communicating and resolving all inquiries GEII has related to the Covered Units to the original equipment manufacturer. Any incremental costs incurred by GEII, including delays, associated with its performance during Outages resulting from said communication, shall be borne by MCV. MCV shall immediately notify GEII in writing of all communications to MCV, written or otherwise, which is applicable to the Covered Units, mandating an inspection, or repair or replacement of components or parts of the Covered Units which is issued by the original equipment manufacturer or any of its Affiliates, including, but not limited to, one (1) time maintenance events, part lives, and repair intervals. Any costs incurred by GEII as a result of such communication shall be borne by MCV as Extra Work.

         GEII will provide technical and engineering support related to Covered Parts and Services provided under this Agreement to the extent GEII or its Affiliates has reengineered and manufactured the Part or performed the Services.

         GEII will make reasonable commercial efforts to troubleshoot, advise, and recommend solutions to OEM related product service issues. If MCV requests GEII and GEII agrees to provide engineering or technical support related to the design or operation of Covered Units, these services will be provided as Extra Work.

3.5 NOTICE OF PREEXISTING CONDITION OF AND ANY MODIFICATIONS TO THE COVERED EQUIPMENT

         MCV shall promptly provide to the Site Manager all of the information in its possession, including, but not limited to, all operating/maintenance records, logs or data (written or otherwise) regarding the Covered Units prior to the Commencement Date. Additionally, MCV represents that the provision of such information shall be complete and accurate to the best of MCV's knowledge. Any incremental cost incurred by GEII as a result of MCV's breach of the foregoing shall be excluded from Planned Maintenance and borne by MCV as Extra Work.

         MCV shall also promptly notify GEII in writing regarding any changes or modifications to the Covered Units made by parties other than GEII occurring after the Effective Date. Any changes to the maintenance program necessitated by such changes, including but not limited to, reduced part life or inspection interval time, shall be excluded from Planned Maintenance and borne by MCV as Extra Work.

3.6      OWNER PROVISION OF PARTS

         3.6.1    PATENTED PARTS

         If GEII, in its sole determination, determines in good faith that it is not able to provide a part to MCV during the Term of this Agreement, due to intellectual property restrictions , then GEII shall promptly provide written notice to MCV advising of its determination. Prior to giving such notice, GEII shall make reasonable commercial efforts to manufacture or procure a non-infringing part or other alternative replacement capable of satisfying GEII's obligations under this Agreement. In the event GEII is unable to manufacture or procure a non-infringing part, MCV agrees that MCV may procure such part for GEII's performance, and an adjustment to the Agreement shall be made in accordance with Article 3.6.2. The Parties agree that GEII's inability to provide such part shall not be considered a material breach of this Agreement.

         If GEII's inability to supply a part due to intellectual property restrictions is expected to delay a scheduled outage, GEII shall notify MCV no later than nine (9) months prior to the scheduled date of the affected outage, and MCV shall have the right to obtain a replacement part, and an adjustment to the Agreement will be made in accordance with Article 3.6.2.

         If GEII cannot supply three or more different Covered Parts due to intellectual property restrictions, MCV shall have the right to terminate this Agreement without penalty thirty (30) days after providing notice of MCV's intent to terminate; provided, however, that MCV shall take title to all Covered Parts being manufactured by GEII for use in this Agreement on the notice date, and pay for such Parts upon delivery to the site as Extra Work.

         3.6.2    ADJUSTMENT TO PERIODIC PAYMENT

         If GEII is not able to provide a part pursuant to 3.6.1, and MCV procures a part for GEII's performance, then the Parties agree to make an adjustment to the Periodic Payments. Such adjustment shall be made on Periodic Payment due following MCV's provision of such part(s), whereby GEII shall reduce that Periodic Payment by a value equal to GEII Standard Rate for such part(s).


ARTICLE 4  TERM AND TERMINATION OF AGREEMENT

4.1      TERM OF AGREEMENT

         This Agreement shall become effective on the Effective Date and shall expire; unless sooner terminated in accordance with the provisions of this Agreement, upon the first to occur of the following:

                  a) The date upon which all Covered Units have reached their Maintenance End Date, or;

                  b)       Fifteen (15) years from the Commencement Date.


         4.1.1 For the purposes of the Term of this Agreement and EOH based payments hereunder, the EOH of each Covered Unit shall be considered to be zero (0) as of the Commencement Date.


4.2      TERMINATION

         4.2.1    TERMINATION FOR DEFAULT AND/OR INSOLVENCY

                  4.2.1.1 Either Party (the "Non-Defaulting Party") may terminate this Agreement if the other Party (the "Defaulting Party") (i) becomes Insolvent or (ii) the Defaulting Party commits a material breach of this Agreement and fails to cure the breach within thirty
                           (30) days of notice from the Non-Defaulting Party, or if it is not possible to cure such breach within thirty (30) days of such notice, fails to commence to cure the breach within thirty (30) days or fails to thereafter continue diligent efforts to complete the cure as soon as reasonably possible. This provision for Termination for Default may only be exercised by notice in writing within ninety (90) days of the event(s) giving rise to the default and effective thirty (30) days from such written notice.

                  4.2.1.2 In the case of Termination for Default and/or Insolvency pursuant to Article 4.2.1.1, the Defaulting Party shall pay the Non-Defaulting Party
                           (i) the Buy Out Amount specified in Article 4.2.4. In addition, all Parts required to be supplied and all payments required under this Agreement for performance prior to the effective date of such termination shall be provided/paid in accordance with this Agreement. The foregoing specified in this
                           Article 4.2.1.2, shall be the sole and exclusive rights and liabilities of the Non-Defaulting Party and Defaulting Party respectively, on account of Termination for Default and/or Insolvency and the breach giving rise to such termination.

         4.2.2    TERMINATION FOR CONVENIENCE

                  After the Commencement Date either Party may terminate this Agreement for convenience effective at the end of a calendar year by, (i) giving written notice at least one hundred twenty
                  (120) days in advance, and (ii) making payment ninety (90) days prior to the effective date of such termination for convenience to the other Party (the "Non-terminating Party") of (a) the Buy Out Amount specified in Article 4.2.4. Additionally, the Terminating Party shall pay to the Non-terminating Party, not later than thirty (30) days after the effective date of such termination, all payments due and all payments required and supply all parts required under this Agreement for performance prior to the effective date of such termination. Prior to terminating for convenience, the Parties agree to hold a meeting of executives to discuss mutually agreeable alternatives to termination. The foregoing payments specified in this Article 4.2.2 shall be the sole and exclusive rights and liabilities of the Non-terminating Party and Terminating Party, respectively, on account of termination for convenience.

         4.2.3    OTHER TERMINATION EVENTS

                  4.2.3.1 Either Party may terminate on account of a Force Majeure Event as provided in Article 11, MCV shall pay to GEII all payments required, and GEII shall provide all Parts required under this Agreement for performance prior to the Force Majeure Event.

         4.2.4    BUY OUT AMOUNT

                  In the case of Termination for Default and/or Insolvency as described in Article 4.2.1, the Buy Out Amount as specified in the table below shall be paid by the Defaulting Party to the Non-defaulting Party. The Parties agree that the damages likely to be incurred by a Non-Defaulting Party or Non-Terminating Party in the event of termination will be difficult to measure, that the Buy Out Amount is reasonable, and that the Buy Out Amount shall be paid as liquidated damages in lieu of all such actual damages and not as a penalty.

                  In the case of Termination for Convenience as described in
                  Article 4.2.2, the "Buy Out Amount" is specified in the table included in this Article 4.2.4. The table below specifies the Buy Out Amount applicable to a termination effective during each "EOH Time Period." For purposes of this Article 4.2.4, the "EOH Time Period" shall be determined by reference to the total number of EOH accumulated under this Agreement for the Facility.

                  [TABLE DELETED]

                  "OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT."


         4.2.5    OBLIGATIONS PRIOR TO TERMINATION

                  Termination or expiration of this Agreement shall not relieve either Party of any obligation arising out of work performed prior to termination.


ARTICLE 5 FEE AND PAYMENT

The price to be paid by MCV to GEII is set forth in Articles 5.1, 5.2, 5.3, 5.4, and 5.5.


[INFORMATION DELETED]

"OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT."


ARTICLE 6 DELIVERY, TITLE TRANSFER, REPAIR SERVICES LOGISTICS & INVENTORY

6.1      DELIVERY

         6.1.1    GENERAL DELIVERY TERMS

         GEII shall be responsible for delivery of all Parts necessary to timely perform GEII's obligations under this Agreement, pursuant to the work schedule set in accordance with this Agreement.

         6.1.2    SHIPMENT TO STORAGE

         If any of the Parts cannot be delivered to MCV when ready due to any cause not attributable to GEII, GEII may ship such Parts to storage. If such Parts are placed in storage, including storage at the facility where manufactured, the following conditions shall apply: (a) any amounts otherwise payable to GEII upon delivery or shipment shall be payable upon presentation of GEII's invoices and certification of cause for storage; (b) all expenses incurred by GEII, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, storage, removal charges and any taxes shall be payable by MCV upon submission of GEII's invoices; and (c) when conditions permit and upon payment of all amounts due hereunder, GEII shall resume delivery of the Parts to the originally agreed point of delivery.

         6.1.3    DELIVERY OF PARTS

         GEII will deliver Parts FCA (INCOTERMS 2000) carrier at the point of shipment to the Facility Site. GEII shall bear transportation costs associated with delivery of Parts.

6.2      PASSAGE OF TITLE

         6.2.1    PASSAGE OF TITLE TO MCV

         Title to Parts to be shipped from within the United States shall pass to MCV when such Parts are made available for shipment from the manufacturer's factory or other point of shipment to MCV. Title to Parts to be shipped from a country other than the United States shall pass to MCV at the port of export immediately after the Parts have been cleared for export. Title to service work in progress at the Site shall pass as such services are performed. Notwithstanding the foregoing, GEII shall have the option to declare, from time to time, alternate title passage points for some or all of the Parts provided that (i) title shall pass to MCV no later than the time of installation in a Covered Unit, and (ii) the GEII's delivery and risk of loss responsibilities shall remain as specified in Articles 6.1.3 and 6.3.

         6.2.2    PASSAGE OF TITLE TO GEII

         GEII shall have the right, at its option, to take title to and possession of, and remove from the Site, any parts or components existing as of the Commencement Date of the Covered Units which have been replaced with Parts supplied by GEII under this Agreement. Title to such parts and components shall pass from MCV to GEII at the Site upon completion of the Outage during which the replacement Part is installed. MCV warrants to GEII good title to such parts and components, free and clear of all liens, encumbrances and claims. GEII shall be responsible for packing such parts and components at the Site. Notwithstanding the foregoing, GEII shall notify MCV in the event GEII intends to declare alternate title passage points for some or all of such parts and components. MCV may reasonably deny GEII's right to declare alternate title passage points in the event it has an adverse effect on MCV from an inventory or tax exposure standpoint.

         GEII warrants that, at the time of sale to MCV, it will have good and clear title to all Parts, materials, and equipment to be sold by GEII under this Agreement.

6.3      RISK OF LOSS

Notwithstanding the limit of liability per calendar year as set by Article 10.1, risk of loss or damage to Parts supplied by GEII to MCV shall be borne by GEII prior to the time of delivery to the Facility and by MCV upon and after the time of delivery to the Facility.

6.4      REPAIR SERVICES LOGISTICS

         6.4.1    REPAIR SERVICES CONDUCTED AT THE REPAIR FACILITIES.

         If MCV retains title to parts and components of a Covered Unit that are removed from a Covered Unit and which are to be repaired or refurbished at Repair Facilities and returned to MCV, the following provisions shall apply:

                  6.4.1.1 MCV shall be responsible for all actions and costs related to packing and transporting the parts and components of the Covered Unit to and from the Site and the Repair Facilities. Notwithstanding any other provisions in this Agreement, including any reference to INCOTERMS, MCV shall bear risk of loss and related insurance costs for the parts and components of the Covered Unit while in transit to the Repair Facilities.

                  6.4.1.2 All scrap and used Covered Parts and components which have been replaced during Repair Services made at the Repair Facilities shall be the property of GEII.

         6.4.2    REPAIR SERVICES CONDUCTED AT THE SITE

         GEII shall retain title to any GEII equipment utilized by GEII, or loaned or made available to MCV, at the Site. GEII shall be responsible for transit costs and risk of loss and insurance costs for such equipment to and from the Site. MCV shall be responsible for risk of loss or insurance costs for such equipment loaned or made available while on the Site.

6.5      INVENTORY UTILIZATION

         MCV shall own and maintain in inventory one (1) set of Mandatory Spare Parts at the Facility as described in Exhibit 3. Title to the Mandatory Spare Parts shall be held by MCV. GEII may use the Mandatory Spare Parts in the Covered Unit. If so used, GEII shall replace the Mandatory Spare Parts with new or reconditioned parts such that MCV shall have one (1) set of Mandatory Spare Parts in inventory at all times. If such part is utilized by GEII in the performance of Planned Maintenance, it shall be replaced at no additional cost to MCV. If such part is utilized by GEII for a purpose other than Planned Maintenance, it shall be replaced by GEII as Extra Work, and invoiced to MCV accordingly.

         MCV shall have the right to use any of the Mandatory Spare Parts for testing or other purposes, provided, however, that the Parts are not needed for the performance of Planned Maintenance within nine months and that MCV shall not transfer such Parts to another generating Facility without the consent of GEII, such consent shall not be unreasonably withheld. GEII shall provide replacement parts and MCV shall pay for those Parts as Extra Work.

         Subject to the warranty provisions of Article 8, upon completion of the Term, or termination of the Agreement whichever is the earliest, GEII will ensure that any of the Mandatory Spare Parts utilized by GEII have remaining EOH life capable of operating 24,000 EOH (based on the operating conditions of the Covered Units at the Effective Date, known repair history of the Mandatory Spare Parts, and the predicted total life of the Part at the time the Parts were installed). For the avoidance of doubt, GEII shall be able to use any Parts supplied by GEII, in a Covered Unit, or in MCV inventory on the Commencement Date for the performance of GEII obligations under this Agreement in any Covered Unit.

ARTICLE 7  INDEMNITY

         GEII agrees to indemnify and hold harmless MCV from and against any loss or expense by reason of physical damage to the property of third parties or bodily injury, including death, of persons to the extent such damage or injury results directly from the negligence of GEII or its subcontractors while engaged in the performance of this Agreement. MCV shall likewise indemnify and hold harmless GEII from and against any loss or expense by reason of physical damage to the property of third parties or bodily injury, including death, of persons to the extent such damage or injury results directly from the negligence of MCV or its other contractors. In the event such damage or injury is caused by the joint or concurrent negligence of MCV (or its other contractors) and GEII (or its subcontractors), the loss or expense shall be borne by each Party in proportion to its degree of negligence or the degree of negligence of its contractors/subcontractors. For purposes of GEII's indemnity responsibility under this Article 7, no portion of the Covered Units, Facility or the Site is considered third party property.

         Additionally, MCV shall indemnify and hold harmless GEII from and against any and all claims, losses, costs, and expenses (including without limitation attorney's fees), based on or arising out of any condition, duty, or obligation, or breach of any of the foregoing, at the Site or Facility, which condition, duty, obligation, or breach was in existence on or before the Effective Date, whether such claim is based on contract, warranty, indemnity, tort (including without limitation negligence), strict liability, environmental, confidentiality, latent defects in design, manufacturing, or installation, payment, equity, or any other theory of recovery.

         MCV represents that the ownership of the Covered Units, Facility, and Site is as described by Article 23, Consent and Agreement. In the event that there is an additional or different owner of all or any portion of the Covered Units, Facility, or Site, in addition to any other rights of GEII, MCV shall indemnify and hold harmless GEII from any and all claims, suits, losses and expenses (including attorney's fees) brought against or incurred by GEII by, or on account of, any such additional or different owner.



ARTICLE 8  WARRANTY


         GEII warrants to MCV that the Parts delivered during the Term of this Agreement shall be free from defects in material, workmanship and title and that Services performed during the Term of this Agreement shall be performed in a competent, diligent manner and in accordance with Prudent Industry Practices.

         [INFORMATION DELETED]

         "OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT."

         If any failure of Parts or Services to meet the above warranties is discovered during the warranty period, MCV shall promptly notify GEII in writing and promptly make the affected Parts or components of the Covered Units available for correction. GEII shall thereupon correct any defect by, at its option, re-performing the defective Services; repairing and re-installing the defective Parts; or delivering necessary replacement Parts in accordance with Article 6.1.3 and installing such Parts.

         It shall be MCV's cost to make the affected Parts or components of the Covered Unit available to GEII at the Site if capable of being repaired at the Site or at the Repair Facilities in accordance with Article 6.4 if GEII determines that such warranty repair cannot be made at the Site.

         GEII shall not be responsible for the cost of opening and closing of the Covered Unit or for removal or replacement of systems, structures or parts of the Facility. The condition of any tests shall be mutually agreed upon and GEII shall be notified of and may be represented at all tests that may be made.

         Except where separate warranty terms are set forth in a proposal for Extra Work from GEII to MCV (in which case the separate warranty terms apply), the provisions of this Article 8 shall apply to Extra Work which GEII agrees to undertake pursuant to this Agreement.

         GEII shall have no responsibility for Unplanned Maintenance or other failures, which are otherwise covered under a warranty provided by a party other than GEII or other contract under which the failed or defective goods or services were provided. Any Parts or Services provided by GEII to correct defects which are covered under a warranty provided by a party other than GEII or other contract shall be treated as Extra Work.

         GEII shall not be responsible for any warranty claim arising out of or necessitated by a Pre-Existing Condition.

         The preceding paragraphs of this Article 8 set forth the exclusive remedies for all claims based on failure of or defect in the Parts and Services provided under the Agreement or GEII's performance, whether the failure or defect arises, from a Pre-Existing Condition or, before or during the applicable warranty period and whether a claim, however instituted, is based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise. The foregoing warranties and guarantees are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.


8.1      MCV WARRANTY

         MCV warrants that all parts, materials and services provided or made available to GEII by MCV in connection with this Agreement shall be free from defects in materials, design, title, and workmanship and performed in a competent, diligent manner; provided, however, that this
         Article 8.1 shall not apply in the case of parts provided under the Parts Supply Agreement effective September 20, 2002 between GEII and MCV. In the event of a breach of this warranty, MCV shall correct the breach and such correction shall be GEII's exclusive remedy for all claims whatsoever. NO IMPLIED STATUTORY

         WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

ARTICLE 9  INSURANCE

9.1      GEII'S INSURANCE

         9.1.1 During the Term of this Agreement, GEII shall maintain the following insurance coverage:

                  9.1.1.1 Workers' Compensation and any other statutory insurance required by law with respect to work related injuries or disease of employees of GEII applicable to GEII's employees in such form(s) and amount(s) as required by all applicable laws.

                  9.1.1.2 Commercial General Liability ("CGL") insurance for GEII's protection, in broad form including coverage for liability assumed under contract, providing coverage for bodily injury and property damage with a combined single limit of not less than five million dollars ($5,000,000) cumulative total of underlying and excess coverages.

         9.1.2 The foregoing insurance policies shall provide that the policy shall not be canceled or changed without thirty (30) days' advance written notice to MCV of such cancellation or change.

         9.1.3 Prior to commencement of any work under this Agreement, and not less than annually thereafter during the Term of this Agreement, GEII shall deliver to MCV certificate(s) of insurance showing that the foregoing insurance is in full force and effect.

9.2      MCV'S INSURANCE

         9.2.1 During the Term of this Agreement, MCV shall maintain the following insurance coverage:

                  9.2.1.1 Workers' Compensation and any other statutory insurance required by law with respect to work-related injuries or disease of employees of MCV applicable to MCV's employees in such form(s) and amount(s) as required by all applicable laws.

                  9.2.1.2 Commercial General Liability ("CGL") insurance for MCV's protection, in broad form including coverage for liability assumed under contract, providing coverage for bodily injury and property damage with a combined single limit of not less than five million dollars ($5,000,000) cumulative total of underlying and excess coverages.

                  9.2.1.3 All Risk Property and Boiler and Machinery Breakdown insurance covering the full value of the Covered Units and Facility, together with business interruption coverage.

         9.2.2 The foregoing insurance policies shall provide that the policy shall not be canceled or changed without thirty (30) days' advance written notice to GEII of such cancellation or change.

         9.2.3 Prior to commencement of any work under this Agreement, and not less than annually thereafter during the term of this Agreement, MCV shall deliver to GEII a certificate(s) of insurance showing that the foregoing insurance is in full force and effect.


9.3      FAILURE TO MAINTAIN INSURANCE

         Failure of either of the Parties to maintain any insurance required under this Article 9 shall constitute an event of material breach for the purposes of Article 4 and, in addition to termination rights, either Party shall have the right to immediately suspend performance and delivery until such breach is cured. The suspending Party shall give notice of said suspension within twenty-four (24) hours of suspension.


ARTICLE 10  LIMITATION OF LIABILITY

FOR PURPOSES OF THIS AGREEMENT:

10.1     [INFORMATION DELETED]

         "OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT."

         SUBJECT TO THE FOREGOING, GEII'S MAXIMUM LIABILITY FOR ANY WARRANTY CLAIM UNDER ARTICLE 8 SHALL NOT EXCEED THE PRICE OF THE PARTS, INCLUDING INSTALLATION, AND/OR SERVICES WHICH ARE THE SUBJECT OF THE WARRANTY CLAIM. THE MONETARY LIMITATION OF LIABILITY ON ALL CLAIMS OF ANY KIND ARISING OUT OF OR RELATED TO ANY EXTRA WORK SHALL NOT EXCEED THE PRICE PAID FOR PERFORMING SUCH EXTRA WORK.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY, ALL GEII LIABILITY SHALL END UPON EXPIRATION OF THE APPLICABLE WARRANTY PERIOD AND, IN NO EVENT, LATER THAN TWO (2) YEARS FOLLOWING TERMINATION OR EXPIRATION OF THIS AGREEMENT, WHICHEVER IS EARLIER.

10.2 IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY OR THEIR RESPECTIVE SUBCONTRACTORS OR SUPPLIERS BE LIABLE FOR LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE FACILITY OR THE EQUIPMENT OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE

         EQUIPMENT, FACILITIES, SERVICES OR REPLACEMENT POWER, DOWNTIME COSTS, CLAIMS OF CUSTOMERS FOR SUCH DAMAGES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES; PROVIDED, HOWEVER, NOTHING CONTAINED IN THIS PROVISION SHALL ELIMINATE, DECREASE, OR OTHERWISE ALTER MCV'S PAYMENT OBLIGATIONS TO GEII, HEREIN.


10.3 IF GEII FURNISHES MCV WITH ADVICE OR ASSISTANCE CONCERNING ANY PRODUCTS, SYSTEMS OR WORK WHICH IS NOT REQUIRED PURSUANT TO THIS AGREEMENT, THE FURNISHING OF SUCH ADVICE OR ASSISTANCE WILL NOT SUBJECT GEII TO ANY LIABILITY, WHETHER IN CONTRACT, WARRANTY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

10.4 EXCEPT TO THE EXTENT GEII HAS RESPONSIBILITY UNDER ARTICLE 8, "WARRANTY", MCV WAIVES RIGHTS OF RECOVERY AGAINST GEII, WHETHER MCV'S CLAIM IS BROUGHT UNDER BREACH OF CONTRACT, WARRANTY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, FOR LOSS OR DAMAGE TO PROPERTY OF MCV.

10.5 FOR THE PURPOSES OF THIS ARTICLE 10, THE TERM "GEII" SHALL MEAN GEII, ITS PARENT, AFFILIATES, SUBCONTRACTORS AND SUPPLIERS OF ANY TIER, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES, WHETHER INDIVIDUALLY OR COLLECTIVELY. THE PROVISIONS OF THIS ARTICLE 10 SHALL PREVAIL OVER ANY CONFLICTING OR INCONSISTENT PROVISIONS CONTAINED IN ANY OF THE DOCUMENTS COMPRISING THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH PROVISIONS FURTHER RESTRICT GEII'S LIABILITY.

10.6 GEII SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY DAMAGES RESULTING FROM "PRE-EXSITING CONDITIONS."


ARTICLE 11 FORCE MAJEURE

         As used herein, the term "FORCE MAJEURE EVENT" shall mean any event or occurrence, which is beyond the reasonable control of the affected Party and which prevents the Party affected thereby from performing hereunder except where such Party could have reasonably foreseen and avoided the occurrence without undue expense, including, but not limited to, the following: (a) acts of God; (b) governmental priorities; (c) acts or failures to act on the part of any governmental authority including, without limitation, changes after the Effective Date in Government Requirements (including the enactment of new Government Requirements); (d) acts of war or public disorders, civil violence or disobedience, blockages, strikes, lockouts, sabotage, insurrection, terrorism (whether government sponsored or otherwise) or rebellion; (e) floods, hurricanes, earthquakes, lightning, hail, or other natural calamities; (f) explosions or fires; (g) accidents in transportation or unavailability of commercially practicable transportation; (h) delays in obtaining goods or services from any subcontractor or supplier by reason of a Force Majeure Event as defined herein; (i) any act or omission of the other Party to this Agreement, its employees, subcontractors or agents, or other persons acting on such

         Party's behalf; or (j) the act of any third party which is beyond the reasonable control of the affected Party.

         The affected Party shall take all reasonable actions necessary and in good faith to mitigate and eliminate the effect of the Force Majeure Event. The affected Party shall give prompt written notice to the other Party, with full particulars of the circumstances constituting the Force Majeure Event and of the obligation or performance which is or which is expected to be thereby delayed or prevented. So long as the affected Party has complied with its obligations under this Article 11, any delay in or total or partial failure of performance by the affected Party hereto caused by a Force Majeure Event shall not constitute a default hereunder. Except as otherwise provided herein, all of the provisions of this Agreement shall remain in full force and effect in the event of the occurrence of a Force Majeure Event. Except as provided in Article 4, no occurrence of a Force Majeure Event shall suspend, alter, or affect MCV's obligation to make, or GEII's right to receive, the payments required herein for work performed by GEII.

         If delay excused by this Article 11 extends for more than one hundred twenty (120) days and the Parties have not agreed upon a revised basis for continuing the work at the end of the delay, including the equitable price adjustment, then either Party (except where delay is caused by MCV, in which event only GEII), upon thirty (30) days written notice, may terminate this Agreement in accordance with Article 4.2.3.1 of this Agreement.

ARTICLE 12 INSPECTION AND QUALITY SURVEILLANCE

         MCV's designated employees shall be provided access to GEII's facilities for purposes of obtaining information on production progress, determining status and observing tests and inspections concerning Parts to be provided to MCV under this Agreement. Such access shall be limited to areas concerned with the Parts and shall not include restricted areas or areas where work of a proprietary nature is being conducted. MCV shall be advised as to any schedule for testing which the Parties have mutually agreed upon. MCV's designated employees shall be given such access and be provided with an opportunity to observe those tests during regular working hours. Neither completion of production work nor shipment of any of the Parts, however, shall be delayed to accommodate such inspectors.

ARTICLE 13 ASSIGNMENT

13.1     GEII AFFILIATES

         GEII shall have the right to transfer, in whole or in part, by way of assignment or novation to any Affiliate its rights and/or obligations under this Agreement. Provided GEII and its Affiliate agrees to execute such subsequent documentation, including in the case of an assignment, the Form of Assignment Agreement attached hereto as Exhibit 11. Any such assignment shall not relieve GEII from any of its obligations hereunder.

13.2     NO ASSIGNMENT

         Except as set forth in this Agreement, neither Party may transfer or assign, in whole or in part, any of its rights or obligations under this Agreement without the express written consent of the other Party, such consent not to be unreasonably withheld. Such consent shall not be deemed to be unreasonably withheld if conditions, including but not limited to, the following exist: (i) the purported transferee or assignee does not have the legal capacity, powers or authorization to become a party to and perform the obligations under the Agreement including any necessary governmental approvals, or (ii) the technical competence or financial standing of the purported transferee or assignee is insufficient to meet the obligations under the Agreement, or (iii) the purported transferee or assignee is a Competitor of GEII. Furthermore, any such assignment shall not relieve the transferor/assignor of its obligations hereunder, which arose prior to such transfer or assignment. Any transfer or assignment, or attempted transfer or assignment, in contravention of this Article 13.2, whether by operation of law or otherwise, shall be null and void. A sale or transfer of all or a controlling interest in a Party, in whatever form such interest may be held, sold or transferred, shall be deemed to be a transfer and assignment subject to this Article 13.2. For the purposes of this Article 13.2, controlling interest shall mean greater than 50% equity ownership. In the event of a sale or transfer of less than a controlling interest to a Competitor of GEII, MCV may not transfer or assign, in whole or in part, any of its rights or obligations under this Agreement without the express written consent of GEII.

         Nothing in this Article 13.2 shall restrict GEII from subcontracting portions of its work, provided that GEII shall remain responsible to MCV for performance of subcontracted work.

ARTICLE 14  APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its choice of law, rules, provided that any provision of such law invalidating any provision of this Agreement or modifying the intent of the Parties as expressed in the terms of this Agreement shall not apply (the "Applicable Law").

         All transactions under this Agreement shall at all times be subject to the export control laws and regulations of the United States ("US") and any changes or amendments thereto. MCV agrees not to re-export US origin goods supplied by GEII other than in and to the country of the Site, except as may be permitted by such United States export laws and regulations. Without limiting the generality of the foregoing, MCV agrees that it will not re-export to the countries designated in Export Administration Regulations Article TR.4 (F) any technical data or software (or the direct product thereof) provided to MCV by GEII in connection with this Agreement, unless prior written authorization is obtained from the United States Export Administration.


ARTICLE 15  SEVERABILITY

         The invalidity in whole or in part of any part of this Agreement shall not affect the validity of the remainder of this Agreement. The rights and remedies set forth in this Agreement are the exclusive rights and remedies of each Party with respect to this Agreement, its performance or breach.


ARTICLE 16  NOT USED

ARTICLE 17  ENTIRE AGREEMENT

         This Agreement represents the entire agreement between the Parties and no modification, amendment, rescission, waiver or other change shall be binding on either Party unless assented to in writing by the Parties' authorized representatives. Any oral or written representation, warranty, course of dealing or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Agreement.


ARTICLE 18  NOT USED


ARTICLE 19  NOTICES

         All notices required or desired to be given pursuant to this Agreement, including updates to the Consent and Agreement document, shall be in writing and shall be delivered by personal in-hand delivery, sent by facsimile transmission, or sent prepaid by recognized delivery service (such as Federal Express), addressed as follows:


IF TO MCV                                     WITH A COPY TO

Robert E. McCue                               James Mooney

100 Progress Place                            100 Progress Place

Midland, MI 48640                             Midland, MI 48640

Facsimile No.: (989) 633-7935                 Facsimile No.: (989) 633-7965

Telephone No.: (989) 633-7930                 Telephone No.: (989) 633-7960


IF TO GEII                                    WITH A COPY TO


-------------------------                     --------------------------
4200 Wildwood Parkway                         4200 Wildwood Parkway
Atlanta, Georgia  30339                       Atlanta, Georgia  30339
U.S.A.                                        U.S.A.

ATTENTION:                                    ATTENTION:
General Manager-                              Counsel-GE Contractual Services
GE Contractual Services

Facsimile No.: 678-844-5312                   Facsimile No.:  678-844-5312

Telephone No.: 770-859-7793                   Telephone No.:  770-859-7383

Such notices shall be deemed to have been given when delivered in the case of in-hand delivery, on the date shown by a facsimile transmission report or confirmation in the case of successfully completed facsimile transmission, and on the date of delivery in the case of delivery service. Either Party may modify its address for notices by advance written notice to the other Party delivered in conformance with this Article 19.

MCV shall provide a current list of Owner Participants, the related Owner Trustees, the related Indenture Trustees, the Funding Corporations, and the MDC. to GEII and notify GEII of any updates to such list in the event of a change in its composition.


ARTICLE 20  DISPUTES

20.1 All disputes arising in connection with this Agreement shall be settled, if possible, by negotiation of the Parties. If the matter is not resolved by such negotiations, either Party may, by the giving of written notice to the other Party, cause the matter to be referred to a meeting of appropriate higher management representatives of the Parties. Such meeting shall be held within ten (10) business days following the giving of the written notice.

20.2 If the matter is not resolved within twenty (20) business days after the date of the notice referring the matter to appropriate higher management, or such later date as may be mutually agreed upon, the dispute may be submitted to non-binding mediation at the mutual agreement of the Parties. In the event of mediation, mediator fees shall be shared equally by the Parties.

20.3 If the matter is not resolved through such mediation, the Parties may then, subject to the terms of this Agreement, commence legal action in a court of competent jurisdiction in order to resolve the dispute.

20.4 Notwithstanding the foregoing, each Party shall have the right at any time, at its option and where legally available, to commence an action or proceeding in a court of competent jurisdiction, subject to the terms of this Agreement, in order to seek and obtain a restraining order or injunction, but not monetary damages, to enforce the confidentiality provisions set forth in Article 22.


ARTICLE 21  INDEPENDENT ENTITIES

MCV and GEII are each independent of the other and nothing in this Agreement is intended, or shall be deemed, to create a partnership or joint venture of the Parties.

ARTICLE 22  CONFIDENTIAL INFORMATION

22.1 Any information disclosed by either Party in connection with this Agreement and designated in writing, by label, stamp or other written communication by the disclosing Party as "confidential" or "proprietary" at the time of disclosure shall be treated as "Confidential Information" subject to this Article 22. It is agreed that this Agreement and all drafts hereof, shall be considered GEII's Confidential Information at all times. The recipient Party agrees (i) to treat such Confidential Information as confidential and not disclose it to third parties other than GEII Affiliate entities as necessary for performance of this Agreement, (ii) to restrict the use of such Confidential Information to matters relating to the recipient Party's performance of this Agreement, and (iii) to restrict access to such information to employees of the recipient Party and GEII's Affiliate entities whose access is necessary in the implementation of this Agreement. All copies of written Confidential Information will be returned to the disclosing Party upon request (i) except to the extent that an item of such information is designated to be retained by the recipient Party pursuant to a specific provision of this Agreement, and (ii) either Party may retain one copy of the other Party's Confidential Information until such time as all its liability under this Agreement terminates.

         The foregoing restrictions do not apply to Confidential Information which: (i) is, or becomes, publicly known other than through a breach of this Article 22 or other illegal or wrongful act; (ii) is in possession of the recipient Party prior to receipt from the disclosing Party or (iii) is independently developed by the recipient Party, provided that the person or persons developing the same have not had access to such Confidential Information from the disclosing Party under this Agreement; (iv) is furnished to others by the disclosing Party without restrictions similar to those herein on the right of the receiving Party to use or disclose, or (v) must be disclosed pursuant to requirements of law or valid legal process, provided that the Party intending to make disclosure in response to such requirements or process shall promptly notify the disclosing Party in advance of any such disclosure and reasonably cooperate in attempts to maintain the confidentiality of the Confidential Information.

22.2 Neither Party shall discuss employment with or hire any employee of the other Party or of the other Party's contractors or subcontractors working at the Facility without a letter of "non-objection" from the affected Party.

ARTICLE 23  CONSENT AND AGREEMENT

GEII and MCV shall execute the Consent and Agreement attached as Exhibit 13.


ARTICLE 24  PLANT SECURITY AND SAFETY

24.1 The Parties shall take necessary safety and other precautions to protect all property and persons from damage, injury, or illness arising out of the performance of the Agreement hereunder. The Parties shall comply and require its subcontractors to comply strictly with Government Requirements pertaining to health or safety which are applicable to the Parties work hereunder. On an ongoing basis prior to performing any aspect of its work hereunder, GEII shall inspect the places where its employees, agents, or subcontractors are, or may be present, at the Facility. If any unsafe conditions are discovered which are wholly within the jurisdiction and control of GEII and unrelated to any concurrent activities or actions of others including, but not by way of limitation, MCV, then GEII shall promptly take action to correct any such conditions prior to initiating or continuing any further work in potentially affected areas. With respect to any unsafe conditions which GEII discovers or of which GEII is made aware, and which conditions are attributable in whole or in part to MCV's ongoing operations, GEII shall immediately suspend performance of the affected work, secure the area of concern, and notify MCV both verbally and in writing of said unsafe condition. All further work in the affected area shall remain suspended until said condition is corrected. GEII, its employees and subcontractors shall comply with all security and safety rules of MCV while at the Site.

24.2 GEII shall orally report to MCV at the time of the incident all accidents, injuries, or illnesses requiring medical attention (other than first aid), damage to property of MCV or GEII, and fires. Written reports, satisfactory in form and content to MCV, shall be submitted by GEII promptly after each incident.

24.3 GEII shall maintain, in form and content approved by MCV, accident, injury, and illness statistics which shall be available for inspection by MCV and submitted to MCV upon MCV's written request.

24.4 GEII shall, at all times, keep its work area in a neat, clean, and safe condition. Upon completion of each task, GEII shall promptly return unused materials furnished by MCV and either remove from GEII's work area or place in designated storage all of GEII's equipment, material, scaffolding, and like items, leaving GEII's work area clean, safe, and ready for use. In the event GEII shall fail to maintain its work area as described above and in a manner satisfactory to MCV, or to effect such cleanup or removal within two (2) working days after written notice to do so, MCV shall have the right without further notice to GEII to perform such cleanup and remove such items on behalf or at the risk and expense of GEII. MCV may store items so removed at a place of MCV's choosing on behalf of GEII and at GEII's risk and expense. MCV shall promptly notify GEII of such place of storage. GEII shall reimburse MCV within fifteen (15) days of receipt of invoice from MCV for the costs of such cleanup, removal, and storage .

24.5 MCV shall allow for review by GEII of, and instruction by MCV on, MCV's security and safety practices, proper and safe handling and disposal of hazardous substances and protection of GEII's personnel from exposure thereto, energization/de-energization of all power systems (electrical, mechanical and hydraulic) using a safe and effective lock-out tag procedure, and conducting periodic safety meetings.

24.6 GEII may, from time to time, conduct safety audits to ensure safe conditions exist and make recommendations to MCV concerning the same. Neither the conduct nor non-conduct of safety audits, nor the making of any recommendation by GEII, shall relieve MCV of the responsibility for providing a safe working environment. If GEII's personnel require medical attention, local MCV facilities will be made available to GEII's personnel for the duration of such needs.

24.7 GEII personnel shall not be required to work in excess of maximum time periods, if any, prescribed by applicable law.

24.8 MCV's operation of equipment at the Site, including the Covered Units, is the responsibility of MCV. If MCV requires or permits GEII's personnel to operate equipment at the Site, MCV shall indemnify and save GEII, its employees and agents, harmless from expense and liability (including reasonable attorneys' fees) incurred by or imposed upon GEII, its employees and agents, based upon injury to persons (including death) or damage to property resulting from operation of equipment at the Site by GEII personnel.

24.9 GEII shall comply with health and safety requirements established from time to time by MCV at the Facility, provided, however, that if MCV imposes unusual or new requirements, or requirements that materially impact GEII's costs or performance, the Parties will negotiate appropriate amendments to this Agreement to address such impact, including an equitable adjustment in price and/or payment terms.

24.10 MCV shall provide site security, including but not limited to safeguarding the Site, the Parts and GEII's tools and consumables and personnel by whatever means MCV deems necessary, including guards, fencing, and lighting. GEII's personnel will take all reasonable precautions to protect their tools and equipment on Site against petty theft.


ARTICLE 25  SUPPLEMENTAL PAYMENT TERMS

25.1    NONFULFILLMENT

In addition to its other rights, if MCV fails to fulfill any of the payment conditions in this Agreement, GEII may suspend performance and delivery and/or thereafter require full or partial payment in advance. Any cost incurred by GEII in accordance with such suspension (including storage costs) shall be payable by MCV upon submission of GEII's invoices.

25.2    REPAIR SERVICES LIEN

If Repair Services are performed at the Repair Facility, MCV agrees that, in addition to any right of lien which GEII may be entitled to as a matter of law, GEII shall be entitled to a general lien on MCV's equipment in GEII's possession, including any MCV's equipment which has already been paid for by MCV, to the extent of the unpaid amounts due to GEII under this Agreement. If MCV fails to fulfill any condition of its payment obligations, GEII may suspend or terminate further performance and may retain possession of MCV's equipment until MCV fulfills its payment obligations. If MCV's payment obligations are not fulfilled within ninety (90) days after receipt of GEII's invoice, GEII may, upon not less than seven (7) days written notice to MCV, sell MCV's equipment at a public or private sale and apply the net proceeds to offset MCV's payment obligations.

ARTICLE 26  HAZARDOUS CHEMICALS

         26.1 MCV will be responsible for transportation and disposal of all waste and debris in accordance with state and federal laws. All waste and debris resulting from GEII's work at the Facility shall be turned over to MCV for disposal. GEII shall collect all such waste and debris and place it in containers provided and designated by MCV at the Facility. GEII will use reasonable efforts to avoid unnecessary mixing of any hazardous or toxic wastes with each other or with other substances. GEII shall use reasonable and prudent cost-effective means to minimize both the volume and the toxicity of any hazardous or toxic wastes which may be produced by GEII in connection with this Agreement. GEII will not bring Amines or Mercury on the Facility. All waste and debris which requires special marking, labeling, handling, or disposal pursuant to applicable Government Requirements shall be kept separate from all other waste and debris to the extent reasonably practicable. In the event GEII spills or otherwise releases at the Facility any toxic or hazardous waste or hazardous substance as defined in the Michigan Hazardous Waste Management Act, MCLAss.299.504, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal

                  Emergency Planning and Community Right to Know Act of 1986, or any substance regulated by the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., as such statutes may be amended from time to time and any new or applicable successor statutes thereto, GEII shall immediately notify MCV and shall provide for the cleanup of such spill or release. GEII shall be compensated for such cleanup on a cost plus basis pursuant to
                  Article 5 hereof as Extra Work except to the extent such spill or release is caused by the negligence or willful misconduct of GEII.

         26.2 Prior to GEII commencing any work at the Site, MCV shall (i) provide documentation that identifies any existing contamination of Site property and the presence of any Hazardous Materials in or about the Facility, and (ii) allow GEII, at its option, access to the Site and Facility to perform a Site evaluation, including without limitation, a review of applicable documents and visual examination of the Site and Facility and Covered Units, provided, however, the conduct or non-conduct of any such evaluation shall not give GEII any responsibility or liability respecting Site conditions. Responsibilities and liability respecting Site conditions shall be in accordance with the other provisions of this Agreement.

         26.3 GEII shall notify MCV if the following conditions are encountered in the course of GEII's work: (i) subsurface or latent physical conditions at the Site differing materially from those disclosed by MCV pursuant to Article 26 (i) or those otherwise described to GEII by MCV; or (ii) previously unknown physical conditions at the Site differing from those ordinarily encountered and generally recognized as inherent in the work of the character provided in this Agreement. MCV shall promptly investigate the conditions described above. If it is determined that any such condition causes an increase in GEII's cost of, or the time required for, performance of any part of the work under this Agreement, an equitable adjustment in price and time of performance shall be made and this Agreement shall be modified in writing accordingly.

         26.4 If, at the Site, GEII encounters toxic substances, hazardous substances or hazardous wastes (as such terms may be defined in any statute or ordinance or regulations promulgated by any federal, state provincial, or local governmental authority of the United States or the country of the Site) (collectively, the "Hazardous Materials") which require special handling and/or disposal, MCV shall immediately take whatever precautions are required to legally eliminate such hazardous conditions so that the work under this Agreement may safely proceed. If any such Hazardous Materials cause an increase in GEII's work, or cost of, or the time required for, performance of any work under this Agreement, additional work and cost shall be charged as Extra Work and an equitable adjustment shall be made in any schedule. MCV agrees to properly dispose of all Hazardous Materials produced or generated in the course of GEII's work at the Site. MCV shall indemnify and hold GEII harmless for any and all claims, damages, losses, causes of action, demands, judgments and expenses arising out of or relating to the presence of any Hazardous Materials which are:
                  (i) present on the Site prior to the commencement of GEII's work; or (ii) improperly handled or disposed of by MCV; or
                  (iii) brought onto the Site or produced thereon by parties other than GEII or its subcontractors under this Agreement.

ARTICLE 27  EXCULPATION

         Notwithstanding anything to the contrary contained in this Agreement except as stated in this Article 27, the liabilities and obligations of MCV arising out of, or in connection with, this Agreement or any other agreements entered into pursuant hereto shall not be enforced by any action or proceeding wherein damages or any judgment or specific performance of any covenant in any such document and whether based upon contract, warranty, negligence, indemnity, strict liability or otherwise, shall be sought against the assets of the partners of MCV. GEII waives any and all rights to sue for, seek or demand any judgment against such partners and their affiliates, other than MCV, by reason of the liabilities and obligations of MCV arising out of, or in connection with, this Agreement or any other agreements entered into pursuant hereto, except to the extent such partners breach any obligations regarding Confidential Information as more fully defined herein in Article 22 or are legally required to be named in any action to be brought against MCV.


ARTICLE 28  PATENTS

MCV agrees to indemnify and hold harmless GEII from any rightful claim of any third party that any part or parts manufactured by MCV or furnished hereunder by MCV infringes any patent of the United States and European Union. If GEII notifies MCV promptly of the receipt of any claim, does not take any position adverse to MCV regarding such claim and gives MCV information, assistance and exclusive authority to settle and defend the claim, MCV shall, at its own expense and option, either (i) settle or defend the claim or any suit or proceeding and pay all damages and costs awarded in it against GEII, (ii) procure for GEII the right to continue to make or use the part, (iii) modify the part so that it becomes non-infringing, or (iv) replace the part with non-infringing parts. If, in any suit arising from such a claim, the continued use of the part for the purpose intended is forbidden by any court of competent jurisdiction, MCV shall at its option take one or more of the actions under
(ii), (iii); or (iv) above. The foregoing states the entire liability of MCV for patent infringement of any parts furnished by MCV hereunder.

GEII agrees to indemnify and hold harmless MCV from any rightful claim of any third party that any Part or Parts manufactured by GEII or furnished hereunder by GEII infringes any patent of the United States and European Union. If MCV notifies GEII promptly of the receipt of any claim, does not take any position adverse to GEII regarding such claim and gives GEII information, assistance and exclusive authority to settle and defend the claim, GEII shall, at its own expense and option, either (i) settle or defend the claim or any suit or proceeding and pay all damages and costs awarded in it against MCV, (ii) procure for MCV the right to continue using the Part, (iii) modify the Part so that it becomes non-infringing, (iv) replace the Part with non-infringing Parts; or (v) remove the infringing Part and refund and/or reduce the price allocable to such Part. If, in any suit arising from such a claim, the continued use of the Part for the purpose intended is forbidden by any court of competent jurisdiction, GEII shall at its option take one or more of the actions under (ii), (iii), (iv) or (v) above. The foregoing states the entire liability of GEII for patent infringement of any Parts furnished by GEII hereunder.

GEII assumes no liability to MCV for patent infringement claims by third parties arising out of performance of Repair Services, provided, however, GEII shall make available to MCV any patent indemnity rights GEII may have against third party suppliers of materials used in the Repair Services.

ARTICLE 29  TAXES AND DUTIES

29.1 GEII shall be responsible for, and shall pay directly, any and all corporate and individual taxes that are measured by net income or profit imposed by any Governmental Authority of any country on GEII, its employees or subcontractors due to the execution of any agreement or the performance of or payment for work hereunder (the "GEII Taxes"). If MCV deducts or withholds GEII Taxes, MCV shall furnish within one
         (1) month to GEII accurate official receipts from the appropriate governmental authority for each deducted or withheld amount of GEII Taxes. MCV shall be responsible for, and shall pay directly when due and payable, any and all MCV Taxes, as defined below, and all payments due and payable by MCV to GEII hereunder shall be made in the full amount of the price specified in this Agreement, free and clear of all deductions and withholding for MCV Taxes.

         If MCV deducts or withholds MCV Taxes, MCV shall pay additional amounts to GEII to cause the amounts actually received by GEII, net of deducted or withheld MCV Taxes, to equal the full amount of the specified prices, and shall provide to GEII within one (1) month, along with such payments, accurate official receipts from the appropriate governmental authority for deducted or withheld MCV Taxes. If GEII is required to pay MCV Taxes, MCV shall, promptly upon presentation of GEII's invoice and accurate official receipts from the appropriate governmental authority for such MCV Taxes, pay to GEII in U.S. dollars an amount equal to the U.S. dollar equivalent of such MCV Taxes (calculated at the exchange rate in effect at the time payment of such MCV Taxes was made).

29.2 "MCV Taxes" means all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem consumption, excise, franchise, gross receipts, import, export, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), other than GEII Taxes, imposed by any Governmental Authority of any country on MCV or its employees or subcontractors due to the execution of any agreement or the performance of or payment for work hereunder. Products exported from the United States are presumed to be exempt from taxes levied within the United States. When requested by GEII, MCV agrees to furnish without charge evidence of tax or duty exemption acceptable to the taxing or customs authorities. Furthermore, if MCV arranges for export shipment, MCV agrees to provide GEII, without charge, an export bill of lading.

ARTICLE 30  NO NUCLEAR USE

30.1 THE PARTS AND SERVICES PROVIDED AND PERFORMED HEREUNDER ARE NOT INTENDED FOR APPLICATION (AND SHALL NOT BE USED) IN CONNECTION WITH ANY NUCLEAR INSTALLATION OR ACTIVITY AND MCV WARRANTS THAT IT SHALL NOT USE THE PARTS AND SERVICES FOR SUCH PURPOSES, OR PERMIT OTHERS TO USE THE PARTS OR SERVICES FOR ANY SUCH PURPOSES.

30.2 IF, IN BREACH OF THE FOREGOING, ANY SUCH USE OCCURS, GEII, ITS PARENT AND AFFILIATES, SUPPLIERS AND SUBCONTRACTORS, SHALL HAVE NO LIABILITY FOR ANY NUCLEAR OR OTHER DAMAGE, INJURY OR CONTAMINATION, AND MCV SHALL INDEMNIFY GEII, ITS PARENT AFFILIATES, SUPPLIERS AND SUBCONTRACTORS OF EVERY TYPE AND TIER AGAINST ANY SUCH LIABILITY, WHETHER ARISING AS A RESULT OF BREACH OF CONTRACT, WARRANTY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

ARTICLE 31  GENERAL CLAUSES

31.1 Any information, suggestions or ideas transmitted by MCV to GEII in connection with performance hereunder are not to be regarded as secret or submitted in confidence except in accordance with Article 22, "Confidential Information".


31.2 Except as provided in the articles entitled "Limitations of Liability" and "No Nuclear Use", the provisions of this Agreement are for the benefit of the Parties hereto and not for any other or third party.

31.3 Notwithstanding anything to the contrary, GEII shall have the right, in its discretion, to gather data and information concerning Parts and Covered Units performance and disclose any such data to any GEII Affiliate. In the event that GEII deems it necessary to disclose any such information to other than a GEII Affiliate which may reasonably be considered to be Site specific, it shall first obtain approval from MCV to do so, such approval not to be unreasonably withheld.

31.4 The language of this Agreement, and all documents, materials and training, if any, to be supplied by GEII under this Agreement shall be English.

31.5 Article headings are for convenience and shall not be given effect in interpretation of this Agreement.

31.6 Subject to liability time limitations contained herein, the following Articles shall survive termination of the Agreement: Article 4.2 (Termination), Article 9.2.1.3 (Insurance, to the extent of the waiver of subrogation), Article 8 (Warranty), Article 10 (Limitation of Liability), Article 20 (Disputes), Article 22 (Confidential Information), Article 24.8, Article 13 (Assignment), Article 24 (Plant Security and Safety), Article 26(Hazardous Chemicals), Article 28 (Patents), Article 19 (Notices), Article 5.10 (Change in Law Costs),
         Article 14 (Applicable Law), Article 29 (Taxes and Duties), Article 30 (No Nuclear Use), and Article 31 (General Clauses), provided, however, that in the event of a termination by GEII on account of MCV's Default or Insolvency, MCV's warranty and guarantee rights under Article 8 and MCV's rights under Article 28 shall also terminate.

31.7 This Agreement may be signed in counterparts with the same effect as if all signing Parties had signed the same document. All counterparts shall be construed together and constitute one and the same contract.





----------------------------------------  --------------------------------------
      "GE INTERNATIONAL INC."                  "MIDLAND COGENERATION VENTURE
                                                   LIMITED PARTNERSHIP"
By:  /s/  James N. Suciu
     ----------------------------         By:  /s/ James Kevra
                                               ----------------------------
Printed Name:    James N. Suciu
              -------------------         Printed Name:    James Kevra
                                                         ------------------
Title:     VP - Energy Services
       --------------------------          Title:      President and CEO
                                                    -----------------------

                                    EXHIBIT 1
                                  COVERED UNITS

THE COVERED UNIT SHALL CONSIST OF THE FOLLOWING:

GAS TURBINE COVERED UNIT:

Twelve (12) ABB GT11NM gas turbines (flange to flange) up to the following terminal points described below:

Gas turbine terminal points:

    -    Flanged connection at inlet bellmouth

    -    Flanged connection at exhaust

    -    Closest air inlet and outlet connections to turbine casing(s)

    -    Closest water inlet and outlet connections to turbine casing(s)

    -    Closest electrical connections to turbine casing(s)

    -    Closest fuel inlet connection to combustion chamber

Excluded from the scope are the following components:

    -    Auxiliary systems

    -    Control systems

    -    Inlet system (except as required to perform "C" inspection scope)

    -    Exhaust system downstream of exhaust housing


GENERATOR COVERED UNIT:
Twelve (12) Alstom generator an exciter(excluding auxiliary systems) up to the following terminal points described below:

    -    Coupling connection on turbine side

    -    End connection point of generator flex leads

    -    Closest air inlet and outlet connections to generator casing

    -    Closest water inlet and outlet connections to generator casing

    -    Closest electrical connections to generator casing

                                    EXHIBIT 2
                                 TECHNICAL SCOPE

"COVERED PARTS "shall be:


    -    Turbine Blades
              -   Stage 1
              -   Stage 2
              -   Stage 3
              -   Stage 4
              -   Stage 5

    -    Turbine Vanes

              -   Stage 1
              -   Stage 2
              -   Stage 3
              -   Stage 4
              -   Stage 5

    -    Vane Carriers

    -    Tile Carriers Rings

    -    Tiles

    -    C Segment

    -    Combustion Chamber Lower Insert

    -    Turbine Entry Segments

    -    Stator Heat Shields A-F

    -    Rotor Heat Shields A-L

    -    Hot Gas Casing

    -    Exhaust housing

    -    Swirler

    -    Single Burner assemblies

    -    EV Burners (per terms of Article 3.6.1)

    -    Hardware necessary for installation of above parts

    -    Consumables for a standard "C" Inspection.

The Planned Maintenance work of GEII will consist of the following work, including provision of Covered Parts, as GEII determines to be necessary in accordance with this Agreement: (i) Camera (ii) visual, (III) "C" Inspection. Recognizing that the precise scope of such maintenance events may vary over the Term of this Agreement, such as by extension of the intervals between the need to repair or replace parts, the following outlines a current example scope of said Planned Maintenance events but not necessarily the exact scope of work of GEII under this Agreement.

This Agreement assumes that the nominal maintenance interval for these inspection events is as follows:

        (a)      Camera inspection:  Approximately every 3000 EOH
        (b)      Visual inspection:  Approximately every 8000 EOH
        (c)      "C" Inspection:  Approximately every 24,000 EOH

Maintenance inspections as defined in "PLANNED MAINTENANCE" shall be the following inspections:



1.        CAMERA INSPECTION

                                          ACTIVITY                                               MCV            GE
                                          --------                                               ---            --
Remove GT ignition torch assembly                                                                 x
Complete visual inspection of the GT using MCV camera assembly                                                   x
Provide a technical report of the condition of the GT parts seen through the ignition                            x
assembly
Install the GT ignition torch assembly                                                            x
Return the unit to commercial operation                                                           x


2.        VISUAL INSPECTION

                                          ACTIVITY                                               MCV            GE
Remove insulation                                                                                 x
Disconnect piping flanges, remove burner bolts, and remove burner assembly                        x
Complete visual inspection of the GT                                                                             x
Provide a technical report of the condition of the GT parts                                                      x
Complete a final inspection of the hot gas path                                                                  x
Reinstall the burner and reconnect all piping flanges                                             x

                                          ACTIVITY                                               MCV            GE
                                          --------                                               ---            --
Reinstall insulation                                                                              x
Return the unit to commercial operation                                                           x


3.       "C" INSPECTION




NOTE: If no activities/comments are mentioned in the column "Cost Plus Basis", the following is applicable.

                  The listed items here are cost plus:

                      >>   Attend repairs outside of hot gas path

                      >>   Spare parts supply not included as Covered Parts

                      >>   Special tools, if required

                      >>   Manpower outside normal "C" inspection scope

                      >>   Other materials not included


                                                                                    COST PLUS            LUMP SUM
  STEP                        DESCRIPTION                             MCV             BASIS               BASIS
  ----                        -----------                             ---             -----               -----

--  PRE-SHUT DOWN
   10      Data Recording                                                                                 Record
   20      Check for leaks and observe combustion                                                         Check
           characteristics
--  ENCLOSURES
   30      Exterior paneling                                                                          Remove/Install
   40      Air intake duct and silencer hood (for blow-off                                            Remove/Install
           valves)
   50      Man hole exhaust cover                                                                     Remove/Install
--  THERMAL BLOCK
   60      1st Shaft/blading reference measurement                                                       Measure

                               COMBUSTION CHAMBER

   70      Disconnect fuel pipes from burner                                                              Remove
   71      Loosen screws to burner                                                                        Remove

                                                                                    COST PLUS            LUMP SUM
  STEP                        DESCRIPTION                             MCV             BASIS               BASIS
  ----                        -----------                             ---             -----               -----
   72      Flame monitor units                                      Remove
   73      Burner unit                                                                                    Remove

                                   BURNER UNIT

   80      Deformation or cracks in the swirler                                                           Check
   90      Blockage of measuring pipe                                                                     Check
   120     Gas rings for damage (if fitted)                                                               Check
   130     Make all adjustments according to final settings,                         Adjustments      Check/Measure
           HTCZ24

                               IGNITION GAS SYSTEM

   140     Filter GT 5280                                                                              Clean/Check
   150     Gas pipe                                                                                    Clean/Check
   160     Igniter Insulation                                                                          Clean/Check
   170     Ignition Plug                                                                               Clean/Check
   180     Reassembly of burner unit complete                                                             Re-fit

                                  THERMAL BLOCK

   189     Combustion chamber screws to upper cylinder casing                                         Remove/Install
   190     Combustion chamber from gas turbine cylinder                                               Remove/Install
           casing

                               COMBUSTION CHAMBER

   200     Loosen screws on external cover                                                                Remove *
   210     Swirler guide, inner and outer internal covers                                                 Remove
   220     Loosen screws to sight glass/flame monitors and                                                Remove
           tubes
   230     Finned segments and supp. cylinder assy. Complete                                              Lift Out *
   260     Support Pins for finned segment carrier                                                        Remove *
           supporting structure
   270     Finned segments carrier support structure                                                      Lift Out *
   280     Support Pins for double shell assembly                                                         Remove *
   290     Double shell assembly (inner and outer liner and                                               Lift Out *
           mixing nozzle)
   300     Finned segments for cracks wear and sealing                                                    Check
   310     Inner liner and mixing nozzles for cracks                                                      Check
           overheating and wear

----------------------
* Only to be removed if cracks are visible at the inner liner/finned segments carrier, and if repair welds cannot be performed due to lack of access.

* Only to be removed if cracks are visible at the inner liner/finned segments carrier, and if repair welds cannot be performed due to lack of access.

                                                                                    COST PLUS            LUMP SUM
  STEP                        DESCRIPTION                             MCV             BASIS               BASIS
  ----                        -----------                             ---             -----               -----
   320     Inner liner/finned segments carrier overlapping                                                Check
           for wear and sealing
   330     Support pins and bushes for wear                                                               Check
   340     Sight glass condition                                                                          Check
   350     Reassembly of combustion chamber steps 200 to 290                                             Re-Fit *
           in reverse order

                                  THERMAL BLOCK

   360     2nd shaft/blading reference measurement                                                       Measure
   370     Compressor blow-off valves                                                                 Remove/Re-Fit/Test
   380     Upper cylinder insulation pads                                                             Remove/Re-Fit
   390     Exhaust gas splitter to/from the cylinder casing                                           Withdraw/Insert
   400     Loosen/tighten screws to cylinder upper and lower                                          Remove/Re-Fit
           halves
   410     Screws between upper and lower halves of gland                                             Remove/Re-Fit
           seal on exhaust side
   420     Sight glass in lower cylinder casing                                                       Remove/Install
   430     Upper cylinder casing                                                                      Remove/Install
   440     Attend to welds between hot gas casing upper and          WELD                                 GRIND
           lower halves
   450     Loosen/tighten screws, safety forks between HGG                                            Remove/Re-Fit
           upper and lower halves
   460     Upper portion of hot gas casing                                                            Remove/Re-Fit
   470     3rd blading reference measurement                                                             Measure
   480     Loosen/tighten screws between upper and lower                                              Remove/Re-Fit
           blade carrier
   490     Upper Part of blade carrier                                                                Remove/Re-Fit
   500     4th blading reference measurement                                                             Measure
   510     Loosen/tighten upper and lower compressor                                                  Remove/Re-Fit
           diffusor screws
   520     Upper part of compressor diffusor                                                          Remove/Re-Fit
   530     Rotor shaft                                                                                Remove/Re-Fit
   540     Compressor diffusor lower half                                                             Remove/Re-Fit
   550     Blade carrier lower half                                                                   Remove/Re-Fit
   560     Hot gas casing lower half                                                                  Remove/Re-Fit

                                                                                    COST PLUS            LUMP SUM
  STEP                        DESCRIPTION                             MCV             BASIS               BASIS
  ----                        -----------                             ---             -----               -----
                                     BLADING
   570     Visual inspection of all blades and heat shields                            Repair*       Check *
   610     Visually inspect blade profile and roots for                                Repair*       Check **
           cracks
   680     Rotor labyrinth seals                                                                     Check/Replace**
   700     New rotor labyrinth sealing rings                                           Repair*

                               HOT PATH COMPONENTS

   730     Grooves in compressor-diffusor for heat shield                                            Check and Repair
           inlet segments
   740     Groove in upper and lower blade carrier for                                                  Check and
           locating hot gas casing                                                                        Repair
   750     Hot gas casing                                                                            Check and Repair
   770     Overlapping assembly between hot gas casing and                                               Rectify
           inner liner                                                                                  andInstall
   790     Sealing between exhaust gas diffusor and gas                                                   Check
           turbine cylinder

                       GEARS, DRIVES, COUPLINGS AND SHAFTS

   800     All coupling bolts                                                                         Remove/Re-Fit
   810     Shaft position indicator and vibration pick-ups       Remove/Re-Fit
   820     Loosen/tighten exhaust and air inlet main bearing                                          Remove/Re-Fit
           cover screws
   830     Both main bearing covers                                                                   Remove/Replace
   840     Thrust bearing axial clearance                                                                 Check
   850     Journal and thrust bearing cap screws                                                      Loosen/Tighten
   860     Journal and thrust bearing caps                                                            Remove/Re-Fit
   870     Gearbox cover                                                                              Remove/Re-Fit
   880     Turbine/compressor/gearbox journal bearing radial                                              Check
           clearances
   890     Gearwheel backlash and contact pattern                                                     Measure/Check

--------------
* If blade removal/reassembly is required it will be performed under the cost plus basis. [Applicable to compressor blades only]

** Only to be removed as deemed necessary by the GEII's service engineer. Compressor Blade removal/reassembly under cost plus basis.

                                                                                    COST PLUS            LUMP SUM
  STEP                        DESCRIPTION                             MCV             BASIS               BASIS
  ----                        -----------                             ---             -----               -----
   900     Main oil pump                                                                                  Check
   910     Governor assembly                                                                              Check
   920     Barring gear                                                                                   Check
   930     Oil injectors and nozzles                                                                   Remove/Clean
   940     Gearbox components, Steps 870-930, in reverse                                                  Re-Fit
           order
   950     GT/Compressor/Gearbox and Generator Shafts                                                  Check/Align
   960     Coupling Bolts                                                                             Check/Install

                          REGULATING AND CONTROL SYSTEM
                          -----------------------------

   970     Safety oil pressure supervision R1587                     Check
   980     Lube oil pressure supervision R5502 and GT4010            Check
   990     Temperature supervision of bearing oil return             Check
           flow GT 7325/7329
  1000     Differential pressure supervision for Gland               Check
           Sealing Boxes GT3288/3289
  1010     Sealing on Shaft Position Indicator GT 7515              Adjust
  1020     Flame Supervision R2590                                   Check
  1030     Control Oil Pressure Supervision R1588                    Check
  1040     Gas Pressure Supervision (Gas R1584)                      Check
  1050     Differential Pressure Supervision, Air Intake             Check
           Filter GT 7590
  1060     Exciter Warm Air Supervision W2244                        Check
  1070     Generator Cooling Air, Inlet and Outlet W2150,            Check
           W2151
  1080     Safety Oil Pressure Switch R1587                     Adjust/Measure
  1090     Emergency Oil Pressure Switch R4591                  Adjust/Measure
  1100     Lube Oil Pressure Switch R5502                       Adjust/Measure
  1110     Lube Oil Pressure Switch GT4010                      Adjust/Measure
  1120     Control Oil Pressure Switch R1588                    Adjust/Measure
  1130     Set Point Oil Pressure Switch                        Adjust/Measure

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------
    1140      Adjust/measure compressor discharge pressure switch R2585                             x
    1150      Adjust/measure rotor gland pressure switch GT3288                                     x
    1160      Adjust/measure rotor cooling air pressure switch GT3289                               x
    1170      Adjust/measure inlet filter pressure switch GT7590                                    x
    1180      Adjust/measure fuel gas pressure switch R1583                                         x
    1190      Adjust/measure fuel gas pressure switch                                               x
    1200
    1210
    1220      Adjust/measure cooling water pressure switch GT2079                                   x
    1230      Adjust/measure turbine bearing temperature switch GT7325 A                            x
    1240      Adjust/measure compressor bearing temperature switch GT7325 B                         x
    1250      Adjust/measure gearbox DS left temperature switch GT7325 C                            x
    1260      Adjust/measure gearbox left temperature switch GT7325 D                               x
    1270      Adjust/measure gearbox DS right temperature switch GT7325 E                           x
    1280      Adjust/measure gearbox NDS left temperature switch GT7325                             x
    1290      Adjust/measure generator bearing DS temperature switch W7325 A                        x
    1300      Adjust/measure generator bearing NDS temperature switch W7325 A                       x
    1310      Adjust/measure thrust bearing temperature switch GT7329 A                             x
    1320      Adjust/measure thrust bearing temperature switch GT7329 B                             x
    1330      Adjust/measure lube oil temperature switch GT7330                                     x
    1340      Adjust/measure rotor cooling air temperature switch GT7342                            x
    1350      Adjust/measure gen. warm air DS temperature switch W2151 A                            x
    1360      Adjust/measure gen. cold air DS temperature switch W2151 A                            x
    1370      Adjust/measure gen. warm air NDS temperature switch W2150 B                           x
    1380      Adjust/measure gen. cold air NDS temperature switch W2151 B                           x
    1390      Adjust/measure exciter temperature switch W2244                                       x
    1400      Check/clean hydraulic air safety relay R2284                                          x

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------

    1410      Check/clean fine dryer, Rifox TG5501, R5781                                           x
    1420      Check/clean air filter Wilkerson 1137-CZM85744                                        x
    1430      Clean/tighten terminals in TR76 temperature regulation panel                          x
    1440      Check alarm and trip GT inlet temperature protection of TR76 temperature              x
              regulation
    1450      Check alarm and trip GT outlet temperature protection of TR76 temperature             x
              regulator
    1460      Check electrical over-speed trip protection of TR76 temperature regulation            x
    1470      Check speed signal of TR76 temperature regulation to static starting device           x
    1480      Check vibration measurement of TR76 temperature regulation                            x
    1500      Check electronic cards of secontic system                                             x
    1510      Check stimulation of secontic orders                                                  x
    1520      Check terminals in secontic panel                                                     x
    1530      Check operating device R1205                                                          x
    1540      Check pulsator R1207                                                                  x
    1550      Check starting valve R1269                                                            x
    1560      Check temperature controller R65, R1284                                               x
    1570      Check fuel oil control valve R1382                                                    x
    1580      Check over-speed governor R2201                                                       x
    1590      Check emergency trip R2213                                                            x
    1610      Check blow off valves R1392-93                                                        x
    1620      Check pilot valve for blow off valves R1184                                           x
    1640      Check air pressure reducing valve R5698                                               x
    1650      Check speed pick-up R1213                                                             x
OIL SYSTEM
    1660      Check oil system pipeline for leaks                                                                 x
    1670      Clean twin lube oil filter elements GT4029                                            x
    1680      Clean twin power oil filter elements GT4110                                           x

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------
    1700      Check lube oil for contamination                                                      x
    1710      Check/clean suction air filter for lube oil tank ventilation GT4005A/B/C              x
    1840      Lubricate auxiliary power oil pump and drive motor R5715                              x
    1860      Lubricate cooling oil pump and drive motor R5717                                      x
    1870      Lubricate jacking oil pump and drive motor GT4008/4009                                x
    1880      Lubricate shaft turning hydraulic pump and motor GT1605/1606                          x
    1890      Lubricate oil tank venting fan and motor GT 4002/4003                                 x
    2030      Recalibrate bearing vibration recorder                                                x
    2040      Recalibrate turbine temperature/load recorder                                         x
    2080      Check 125V and 24V battery chargers                                                   x
    2110      Check/adjust auxiliary switch contacts and linkage mechanism (209A1)                  x
    2120      Check/adjust auxiliary switch contacts and linkage mechanism (4A2)                    x
    2150      Check oil level in expansion vessel of main step-up transformer                       x
    2160      Check Drycol Breather of main step-up transformer                                     x
    2170      Clean/inspect bushing of main step-up transformer                                     x
    2180      Inspect/retighten gaskets on main step-up transformer                                 x
    2190      Check valve and earth connection on main step-up transformer                          x
    2200      Sample dielectric strength of main step-up transformers                               x
    2210      Clean air side of cooling radiators of main step-up transformers                      x
    2220      Test alarm and trip signals on main step-up transformer                               x
    2230      Check oil level in expansion vessel of aux. and starting transformer                  x
    2240      Check silicagel of auxiliary and starting transformers                                x
    2250      Clean/inspect bushings on auxiliary and starting transformers                         x
    2260      Inspect/retighten gaskets on auxiliary and starting transformers                      x
    2270      Check earth connection on auxiliary and starting transformers                         x
    2280      Test dielectric strength of aux. and starting transformers                            x
    2290      Clean air side of cooling radiators aux. and starting transformers                    x

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------
    2300      Test alarm and trip signals on aux. and starting transformers                         x
    2310      Test static starting system as per HIER 93 132 E                                      x
    2320      Check machine hall ventilation                                                        x
    2340      Test fire fighting system                                                            I&C        Air Leakage
                                                                                                 Portion     of Enclosure
    2350      Check/clean contactors and aux. contacts                                              x
    2360      Check/clean auxiliary relays and contacts                                             x
    2380      Clean panels in local control room                                                    x
    2390      Terminals in local control panels                                                     x
    2400      Clean remote control panels                                                           x
    2410      Clean terminals in remote control panels                                              x
    2420      Clean turbine hall terminal boxes                                                     x
    2440      Clean/tighten 480 vac bus bar bolts and nuts                                          x             x
                                                                                                              TECH. DIR.
    2450      Check 480 vac breaker's contacts and breaker mechanism                                x             x
                                                                                                              TECH. DIR.
    2460      Check annunciation circuits on panel alarm                                            x
    2470      Check tripping circuits                                                               x
    2490      Measure insulation of auxiliary lube oil pump drive motor (R5711)                     x
    2500      Measure insulation of auxiliary power oil pump drive motor (R5272)                    x
    2540      Check brushes on jacking oil pump DC-Motor (GT4009)                                   x
    2550      Check emergency oil pump                                                              x
    2570      Check brushes on speed device drive DC-Motor (R1205)                                  x
    2580      Check brushes on shaft turning gear pump drive DC-Motor (GT1606)                      x
    2600      Check/compare generator protection relay settings                                     x
    2610      Check/compare generator protection diodes according to matrix                         x
    2620      Test generator protection relay's function                                            x
    2630      Check generator protection blocking print                                             x
    2640      Check fuse of minimum frequency relay 103B                                            x

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------
    2650      Test generator differential protection relay DIX111                                   x
    2660      Test transformer differential protection relay DIX111                                 x
    2670      Test overcurrent protection relay IUX159                                              x
    2680      Test negative phase sequence                                                          x
    2690      Test overvoltage protection relay USX115                                              x
    2700      Test under voltage protection relay USX116                                            x
    2710      Test stator earth fault protection relay UBX117                                       x
    2720      Test bus bar earth fault protection relay UBX117                                      x

DUCTING AND ACCESSORIES
    2730      Check air inlet area before air filters                                                             x
    2740      Check air filter elements                                                             x
    2750      Check air inlet filter system compressor                                              x
    2760      Check air inlet filter control system                                                 x
    2770      Check air intake duct and silencer hood                                                             x
    2780      Check exhaust gas diffuser                                                                          x
    2790      Check exhaust gas thermocouples                                                       x
    2800      Check exhaust gas line                                                                x
    2830      Check expansion joints                                                                              x

GENERATOR PROGRAM***
    2870      Remove endshields covers exciter unit, bearing caps + rotor                                         x*
    2880      Inspect/test stator condition and diagnosis                                                         x
    2890      Check/measure rotor condition and insulation                                                        x
    2910      Remove/clean H2O side/test air water cooler leakage                                                 x
    2920      Re-fit new sealing for air-water coolers after cleaning                                             x
    2930      Check air filters                                                                                   x
    2940      Inspect exciter components                                                                          x

-------------------
***  Partial Discharge monitoring by Alstom may be maintained by MCV
* Exciter removal, rotor removal, retaining ring removal and NDE at GEII discretion

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------
    2950      Check instrumentation                                                                 x
    2960      Inspect bearings                                                                                    x
    2970      Inspect rotor bearing caps, exciter unit, covers A, Shields, A. Coupl. bolts                       x***
    2980      Check crack detection of rotor retaining rings                                                      x*

COMMISSIONING

    3020      Inspect/remove foreign or loose objects in the air intake system                                    x
    3030      Inspect combustion chamber without burner fitted                                                    x
    3040      Run machine with starting equipment only (3 step) [Blowout]                           x
    3050      Reinspect combustion chamber without burner                                                         x
    3060      Function test ignition gas system                                                     x
    3070      Re-assemble burner                                                                    x
    3090      Check characteristics of servomotor                                                   x
    3110      Start-up machine from cold                                                            x
    3120      After 2 hours without load, stop with real over-speed trip (R1205)                    x
    3130      Measure hot start-up time                                                             x
    3140      Test over-voltage protection USX115 at full speed                                     x
    3150      Test under-voltage protection USX116 at full speed                                    x
    3160      Test stator earth fault protection UBX117 (6R) at full speed                          x
    3170      Test bus bar earth fault protection UBX117 (3L) at full speed                         x
    3180      Test under-frequency protection FCX103B at full speed (trip of unit)                  x
    3190      Check/adjust synchronizing equipment                                                  x
    3200      Check/adjust hydraulic system at full speed                                           x
    3220      Test/record normal and fast loadings                                                  x
    3230      Test rotor earth fault protection IWX161A, on-load                                    x
    3240      Check/measure generator differential protection DIX111                                x
    3250      Check/measure transformer differential protection                                     x

                                                                                                                ------
    STEP                                          ACTIVITY                                         MCV         LUMP SUM
    ----                                          --------                                         ---          ------

    3260      Check reverse power protection                                                        x
    3270      Check/measure minimal reactants protection ZPX103/5                                   x
    3280      Check/measure negative phase sequence protection IPX 132-B                            x
    3290      Measure/adjust full load readings and observations                                    x
    3300      Record operational data and inspection findings                                       x
    3310      Balance unit, end planes only.                                                        x
                                                                                                    x             x
                                                                                                                WEIGHT
    3320      Balance unit, mid-plane                                                                        INSTALLATION
                                                                                                                 ONLY

                                                                       EXHIBIT 3
                                SPARE PARTS LISTS

MCV HAS THE FOLLOWING PARTS AND SHALL ALLOW USE OF PARTS BY GEII FOR THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT:

Two hot gas casings
One Combustion inner liner
One set Swirlers
One burner for standard(non-EV) silo
One set finned segments
One expansion joint

GE WILL PROVIDE THE FOLLOWING AS INITIAL SPARE PARTS UNDER THE TERMS DESCRIBED BY ARTICLE 6.5 THE QUANTITIES LISTED MAY BE CHANGED AT MCV'S OPTION PRIOR TO COMMENCEMENT IF REQUIRED ACCORDING TO THE TERMS OF ARTICLE 5.1.1:
2 sets each Rows 1-5 blades
2 sets each Rows 1-5 vanes
2 sets each Rows A-F stator and A-L rotor heat shields
Blade and vane installation hardware

THE TABLE BELOW DESCRIBES THE PARTS REQUIRED TO BE KEPT IN INVENTORY PER ARTICLE 2.7.

                              MANDATORY SPARE PARTS

      ITEM                QTY.                      DESCRIPTION
      ----                ----                      -----------
      P100              One Set         Turbine Blades 1
      P200              One Set         Turbine Blades Row 2
      P300              One Set         Turbine Blades Row 3
      P400              One Set         Turbine Blades Row 4
      P500              One Set         Turbine Blades Row 5
      P600              One Set         Turbine Vanes Row 1
      P700              One Set         Turbine Vanes Row 2
      P800              One Set         Turbine Vanes Row 3
      P900              One Set         Turbine Vanes Row 4
     P1000              One Set         Turbine Vanes Row 5
     P1800              One Set         Combustor Inner Chamber with Mechanical Seal
     P1900              One Set         Finned Segments
     P2000                One           Standard Combustor Burner Spares
     P2300              One Set         Heat Shield Segments, Row A-L for Rotor
     P2400              One Set         Heat Shield Segments, Row A-F for Vane Carrier
     P2500              One Set         Heat Shield Segments, Inlet
     P2600              One Set         Heat Shield Segments with Nozzle for Compressor, Diffusor

      ITEM                QTY.                      DESCRIPTION
      ----                ----                      -----------
     P2700              One Set         Heat Shield Segments for Compressor Diffusor

                                                                       EXHIBIT 4
                               WATER SPECIFICATION

                                    NOT USED

                                                                       EXHIBIT 5
                           DE-NOX STEAM SPECIFICATION

Main Steam Limits *


                              Items            Limit      Unit
                              -----            -----      ----
                        Conductivity, Max        1       U-MHO
                          Chloride, Max          6        PPB
                           Sodium, Max          10        PPB
                          Sulfate, Max          100       PPB
                          Silicate, Max         20        PPB

*Steady state operating parameters, Doesn't include start-up transients or carryover due to mechanical failures.

                                                                       EXHIBIT 6

                               FUEL SPECIFICATION

1.0      Heat Content

         Heat content shall mean the gross heating value per cubic foot of gas delivered at the point of receipt and point of delivery. The gas at the point of receipt shall not have a heat content less than 950 Btu/scf or greater than 1,100 Btu /scf when determined on a saturated basis. The total heating value per cubic foot of gas at the points of receipt or delivery shall be determined by one of the following methods:

         a. By means of an instrument of standard manufacture installed to measure the heating value of the gas being delivered at the points of receipt or delivery.

         b. At intervals of not more than six (6) months, by means of an instrument of standard manufacture and a sample of gas from the gas stream from which gas is being delivered

         c.   Other methods mutually agreed upon by both Parties

         For the purposes of calculating receipts and deliveries, the heat content of the gas so determined at each such point shall be deemed to remain constant at such point until the next determination.

         The unit of quantity for the purpose of determining total heating value shall be one (1) cubic foot of gas saturated with water vapor at a temperature of sixty (60) Fahrenheit and an absolute pressure of 14.73 psia saturated.

2.0      Freedom from Objectionable Matter

         The gas received and delivered:

         (a) Shall be commercially free from dust or other solid or liquid matter.

         (b) Shall not contain more than one (1) grain of hydrogen sulfide per one hundred (100) cubic feet of gas, as determined by methods prescribed in Standards of Gas Service, Circular of the National Bureau of Standards, No. 05, page 134 (1934 edition).

                                                                       EXHIBIT 7
                                AIR SPECIFICATION

                                    NOT USED

                                                                       EXHIBIT 8
                                   ASSUMPTIONS


"Assumptions" shall mean the following operating conditions:

    a)   Base load operation: At least 6000 hours/year per Covered Unit

    b)   Overfired Operation: 0 hours per year per gas turbine.

    c)   Load regulation for any Covered Unit not more than 2.66 MW/minute.

    d) Firing Temperature: Gas turbine Covered Unit operated at a firing temperature at or below 1881 degrees Fahrenheit ("Assumed Firing Temperature")

    e)   Steam for NOx and pulsation control at MDEQ and/or OEM specified rates.

    f)   Natural gas fuel only.

    g)   Steam: Per the steam specification contained in Exhibit 5

    h)   Fuel: Natural Gas per the fuel specification contained in Exhibit 6

    i)   Proper operation and maintenance of filtration system.

    j)   MCV's performance of its obligations under Article 3.

    k) No more than three planned "C" inspections between January and June or between June and December in any calendar year

    l) As of the Effective Date, there shall be no modifications to the Covered Units including, but not limited to, firing temperature changes and upgrades not addressed per Sec. 3.5.


"Assumption Violations" means one (1) or more of the Assumptions has been violated pursuant to the following criteria:

    a)   Load regulation for any Covered Unit greater than 2.66 MW/minute

    b)   Overfired Operation in excess of 0 hours per year.

    c) Firing Temperature: Operation at a firing temperature above the Assumed Firing Temperature boundaries.

    d)   Steam for NOx control above MDEQ specified rates

    e)   Operation on fuel other than natural gas.

    f) Using fuel or steam , which is not in conformance with the relevant specifications.

    g)   MCV's material failure to perform its obligations in Article 3.

    h) More than three planned "C" inspections between January and June or between June and December in any calendar year

    i) Any modifications to the Covered Units including, but not limited to, firing temperature changes and upgrades following the Effective Date not addressed per Article 3.5.

                                                                       EXHIBIT 9
                        COVERED PARTS PRICE LIST ( 2002 )

                              [INFORMATION DELETED]

              "OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
               EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR
                            CONFIDENTIAL TREATMENT."

                                                                      EXHIBIT 10
                              MOBILIZATION SERVICES

PHASE I:  MOBILIZATION AFTER EFFECTIVE DATE AND BEFORE THE COMMENCEMENT DATE

         A. GEII RESPONSIBILITIES

              1. Design and manufacture all of the parts covered under this Agreement called the Covered Parts including all hardware and consumables.

              2. Transport the Covered Parts to the Facility as required to support the Commencement Date.

              3.  Supply Initial Spare Parts as requested by MCV.


PHASE II:  MOBILIZATION AT COMMENCEMENT DATE

         A. GE RESPONSIBILITIES

         All costs associated with the mobilization of tools, equipment and personnel to perform the scope of the Agreement including but not limited to the following:

              1.  Provide a Site Manager to coordinate all GEII activities.

              2. Hiring of trouble shooting crew for Maintenance and Repair activities.

              3.  Cleaning equipment for turbine components

              4.  Tool cabinets

              5.  Hand Tools (mechanical and electrical)

              6.  Safety equipment

              7.  Crane operator(s)

              8. All costs associated with the mobilizing of the site organization at the Commencement Date.

              9. The items supplied under Mobilization will be maintained by GEII throughout the Agreement.

              10. Costs of changing personnel during the Agreement and the demobilization costs at the end of the Agreement.

              11. On-site first aid

              12. Cribbing and floor protection

              13. Transportation from repair facilities

         B. MCV RESPONSIBILITIES

         All costs associated the supply of office and warehouse space (to the extent currently provided) including work and laydown space. Other tools, equipment and personnel will be provided per the scope of the Agreement including, but not limited to the following:

              1. All fixtures, currently available, for performing turbine inspections. If fixtures are not available to GEII, a replacement cost of $100,000 will be required or they can be replaced at GEII Standard Rates.

              2.  Welders and welding equipment for in situ welding.

              3.  Special tools (originally supplied with the turbine-generator)

              4.  Station air (for air tools)

              5.  Electric power, fuel, water

              6.  Insulation blankets , installation, and repair

              7.  Telephone service

              8.  Hazardous waste disposal

              9.  Sanitary facilities

              10. Transportation to repair facilities

              11. Erected scaffolding, as required

              12. Forklifts with operator for materials movement

                                                                      EXHIBIT 11
                               FORM OF ASSIGNMENT
                          FORM OF ASSIGNMENT AGREEMENT

                              ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Assignment") is made effective as of the ______, day of __________, _____, by and between _____________________, a corporation existing under the laws of ____________ with a place of business at ___________________________________________ (herein called "Assignor"), and
___________________________, a corporation existing under the laws of
__________________ with a place of business at_______________________ (herein called "Assignee").

         WHEREAS, Assignor entered in that certain Contractual Service Agreement, dated ________ (herein called "Agreement") with _____________ (herein called "MCV") for the supply of certain Parts and Services in connection with the Covered Unit(s) at the Facility;

WHEREAS, Assignor entered into the Agreement with the desire and full expectation that work, including without limitation, the supply of material and equipment from within the country where the Facility is located and services to be performed by Assignor within such country (the "Country") pursuant to the Agreement (such work collectively called the "Assigned Scope of Work"), would be performed by Assignee on its own behalf;

WHEREAS, the Agreement authorizes Assignor to assign to Assignee its rights and obligations regarding the Assigned Scope of Work; and

WHEREAS, Assignee having received and examined a copy of the Agreement, is willing to perform the Assigned Scope of Work in accordance with the terms and conditions set forth in the Agreement.

NOW, THEREFORE, Assignor, in consideration of good and valuable consideration paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged, does hereby GRANT, CONVEY, ASSIGN and SELL unto Assignee, without reservation, all of Assignor's right, title and interest under the Agreement attributable to the Assigned Scope of Work, together with all of Assignor's right, title and interest in and to consideration to be paid by MCV for the Assigned Scope of Work and all other benefits or privileges in any way pertaining thereto.

This Assignment shall be on the following terms and conditions;

         1.       Definitions

Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meanings given to them in the Agreement.

         2.       Assumption

Assignee hereby assumes all obligations under the Agreement to perform the Assigned Scope of Work arising after the effective date of this Assignment, and agrees to perform faithfully such obligations and to be bound by all of the terms and conditions of the Agreement attributable to the Assigned Scope of Work as fully and completely as if Assignee had been an original party to the Agreement.

         3.       Contract/Payments

Assignor hereby represents that the copy of the Agreement delivered to Assignee reflects Assignor's entire understanding and agreement with MCV in respect of the subject matter therein, and further agrees to deliver to Assignee true copies of all related correspondence to which Assignor was a party prior to the effective date of this Assignment. Without limitation of the foregoing, Assignor represents that, pursuant to the Agreement, MCV is obligated to make [MONTHLY/QUARTERLY] payments for the Assigned Scope of Work calculated as follows:

(A)  Fixed Monthly Fee payment of [$______]

(B) Variable Monthly Fee payment of [$________] per Equivalent Operating Hour per gas turbine

In addition, pursuant to the Agreement, MCV is obligated to make certain other payments in connection with the Assigned Scope of Work, including without limitation payments for Unplanned Extra Work.

         4.       Indemnification

Assignor agrees to indemnify and hold harmless Assignee from and against any and all claims made against Assignee arising out of or in any way related to the failure of Assignor to perform and observe the provisions of the Agreement, to the extent not required to be performed or observed by Assignee as a result of this Assignment. Assignee agrees to indemnify and hold harmless Assignor from and against any and all claims made against Assignor arising out of or any way related to the failure of Assignee to perform, and observe the provisions of the Agreement, to the extent required to be performed or observed by Assignee as a result of this Assignment.

         5.       Effectuation of Assignment

Assignor and Assignee desire to effectuate this Assignment so as to evidence Assignor's assignment to Assignee as herein set forth. Assignor and Assignee agree to take all actions necessary to effectuate this Assignment of record and to execute, deliver and acknowledge as appropriate all further instruments and documents to accomplish the same. Without limitation of the foregoing, Assignor hereby agrees to pay over to Assignee any and all consideration paid by MCV for the Assigned Scope of Work within three (3) business days of Assignor's receipt as same from MCV.

         6.       Successors

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors, representatives and assigns.

         7.       Governing Law

The laws of the State of New York, U.S.A. shall govern the validity, construction, enforcement, and interpretation of this Assignment.





IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment, effective as of the date first above written.


_________________________________             _________________________________




By:   _________________________               By:   _________________________

Name:  ________________________               Name:  ________________________

Title:  _______________________               Title:  _______________________

                                   EXHIBIT 12
                                    NOT USED

                                                                      EXHIBIT 13

                              CONSENT AND AGREEMENT

         CONSENT AND AGREEMENT, dated as of ____________ ___, 200__, made by ___________________________, a ___________ corporation, (the "undersigned") to the parties whose names appear on Schedule A attached hereto (the "Transaction Parties"), provides as follows:

         1. Midland Cogeneration Venture Limited Partnership ("MCV"), and the undersigned entered into the ____________________________________, dated
___________, 200__, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Consent and Agreement (the "Contract"). MCV was the owner of an approximately 1370 MW gas-fired cogeneration facility in Midland, Michigan (the "Facility"). Pursuant to several separate Participation Agreements, each dated as of June 1, 1990, MCV sold and leased-back several separate Undivided Interests in the Facility under several separate Leases each having a basic term of 25 years. The general structure of the sale and lease-back transactions is described in more detail in Schedule B attached hereto.

         2. The undersigned hereby acknowledges notice of the sale and lease-back transactions described in Schedule B and receipt of a photocopy of each Participation Agreement (including Appendix A thereto but excluding other Appendices, Exhibits and Schedules referenced therein unless specifically requested). Photocopies of the related Transaction Documents will be made available by MCV to the undersigned at its request for inspection. The undersigned further acknowledges and consents to the assignments of and Liens on the Contract pursuant to the Transaction Documents related to each sale and lease-back transaction, and hereby agrees with each of the Transaction Parties (provided, however, that each of the Indenture Trustees will have the rights set forth herein only until the undersigned receives written notice from such Indenture Trustee that the related Undivided Interest in the Facility is no longer subject to the Lien of the Indenture to which such Indenture Trustee is a party and the Secured Notes issued pursuant to such Indenture have been paid in full) that:

                  (a) Each Owner Trustee and each related Indenture Trustee shall be entitled, after a Lease Event of Default or an Indenture Event of Default under the Lease or the Indenture, as the case may be, to which such Person is a party, to exercise any and all rights of MCV under the Contract in accordance with the terms of the related Lease, the related Lessee Security Agreement, the related Indentures and this Consent and Agreement, and the undersigned will comply in all respects with such exercise by any of such Persons.

                  (b) The undersigned will give each owner Trustee and Indenture Trustee prompt written notice of any default of which it has knowledge under the Contract which, if not cured, would give the undersigned the right to suspend its performance under, or to terminate, the Contract. Each Owner Trustee and Indenture Trustee (and their respective designee(s)) shall have the right, within 30 days (or such longer period, not to exceed 90 days, as may reasonably be required to cure defaults other than defaults in respect to the nonpayment of money by MCV) of receipt by each such Person of such written notice, to cure such default.

                  (c) In the event any Owner Trustee or Indenture Trustee succeeds to MCV's rights or interests under the Contract after a Lease Event of Default or an Indenture Event of Default under the Lease or the Indenture, as the case may be, to which such Person is a party, whether by foreclosure or otherwise, such Person shall have the right to exercise all rights of MCV under such Contract, and the undersigned will comply in all respects with such exercise by such Person.

                  (d) The exercise of remedies under any Lease or foreclosure of any Indenture, whether by judicial proceedings or under power of sale contained in such Indenture or otherwise or any conveyance from MCV or any Owner Trustee to either related Indenture Trustee in lieu thereof, following a Lease Event of Default or Indenture Event of Default under the Lease or the Indenture, as the case may be, to which such Person is a party, shall not require the further consent of the undersigned.

         3. It is understood and agreed that the Contract and this Consent and Agreement are subject to all tariffs and all Applicable Laws relating to such services. Except as required, in the undersigned's reasonable opinion or by any Applicable Law, the undersigned will not, without the prior written consent of each Owner Trustee and Indenture Trustee (unless MCV delivers to the undersigned a certificate stating that such consent is not required by the terms of the related Transaction Documents), cancel, amend, modify or terminate or accept any cancellation, amendment, modification or termination thereof, except if such cancellation or termination is in accordance with the express terms of the Contract, but subject to the rights of each Owner Trustee and Indenture Trustee to cure any defaults and to keep the Contract in full force and effect as provided in Section 2(b) above.

         4. In the event that any Owner Trustee or Indenture Trustee (or their respective designee(s)) assumes the Contract or otherwise elects to perform the duties of MCV under the Contract, such Person shall not have any personal liability to the undersigned for the performance of MCV's obligations under the Contract, it being understood that the sole recourse of the undersigned seeking enforcement of such obligations shall be to such Person's interest in the Facility and the related rights and Revenues therefrom.

         5. If the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy, insolvency or similar proceeding involving any Persons other than the undersigned, or is terminated for any other reason (except as a result of a default which was not appropriately cured as provided herein and in the Contract), and if, (i) within 30 days thereafter, MCV (in the case of a bankruptcy, insolvency or similar proceeding involving any Owner Trustee or Owner Participant), any Owner Trustee, Indenture Trustee or their respective successors or assigns so request and (ii) all payment defaults under the Contract have been cured, the undersigned will execute and deliver to the Person or Persons making such request in proportion to their respective interests in the Contract a new Contract for the services remaining to be performed under the original Contract and containing the same terms and conditions as the original Contract (except for any requirements which have been fulfilled prior to such termination). Such new Contract also shall be subject to the terms of this Consent and Agreement.

         6. The undersigned acknowledges that after the end of the respective Lease Terms and during the respective Residual Terms, each Owner Trustee, as the assignee of an Undivided Interest in the Contract pursuant to the related Facility Agreements Assignment, shall have all of the rights and shall be liable for all of the obligations (to the extent of its respective Undivided Interest Percentage) on a non-recourse basis of MCV under the Contract. The undersigned further acknowledges that MCV shall be the initial Operator of the Facility under the Operating Agreement and further agree that the Owner Trustees may appoint any Person to serve as a successor Operator thereunder so long as such Person satisfies the requirements set forth in the Operating Agreement.

         7. No termination, amendment or waiver of any provision of this Consent and Agreement or consent to any departure by the undersigned from any provision of this Consent and Agreement shall be effective unless the same shall be in writing and signed by the Owner Trustees, the Indenture Trustees and MCV and then such waiver or consent shall be effective only in a specified instance for the specific purpose for which it was given.

         8. This Consent and Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, and shall be binding on the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned by its officers thereunto duly authorized, have duly executed this Agreement as of the day and year first above written.




                                                   _____________________________

                                                  By:     James N. Suciu
                                                     --------------------------

                                                  Title: VP -- Energy Services
                                                         ----------------------


Seen and Agreed to this 31 day of December, 2002.
                        --        --------------

MIDLAND COGENERATION VENTURE
    LIMITED PARTNERSHIP, as
    Lessee


By:    James M. Kevra
    --------------------------------
Title:   President & CEO
      ------------------------------

                                   SCHEDULE A



MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP, as Lessee,


FIRST MIDLAND LIMITED PARTNERSHIP,
IEA-MCV, LLC (formerly, DCC Project Finance One, Inc.),
EDISON CAPITAL (formerly, Mission Funding Epsilon),
VERIZON CAPITAL CORPORATION (formerly, NYNEX Credit Company, and Bell Atlantic Credit Corporation),
RESOURCES CAPITAL MANAGEMENT CORPORATION, as the several Owner Participants,


STATE STREET BANK AND TRUST COMPANY
(formerly, Fleet National Bank, Shawmut Bank Connecticut, National Association, and The Connecticut National Bank), not in its individual capacity but solely as Owner Trustee under several separate Trust Agreements,


WACHOVIA BANK, NATIONAL ASSOCIATION
(formerly, First Union National Bank, and Meridian Trust Company), not in its individual capacity but solely as Subordinated Indenture Trustee under several separate Subordinated Trust Indenture, Leasehold Mortgage and Security Agreements for the benefit of the Subordinated Secured Notes, and


MIDLAND FUNDING CORPORATION II,
as purchasers of the Secured Notes.

                                   SCHEDULE B


                  A. As described below, the Owner Participants named in Schedule A acquired separate Undivided Interests in the Facility and leased such Undivided Interests back to MCV through separate Owner Trustees acting on behalf of separate Owner Trusts. The beneficial interest in each Owner Trust is held by Owner Participant.

                  B. For purposes of this Schedule B and the Consent and Agreement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the several separate Amended and Restated Participation Agreements (the "Participation Agreements"), each dated as of June 1, 1990, to which MCV, an Owner Participant, the related Owner Trustee, the related Indenture Trustees, the Funding Corporations, MDC and the Institutional Senior Bond Purchasers named therein are parties. The rules of usage set forth in such Appendices also shall apply hereto; provided, that when the terms defined in Appendix A to a particular Participation Agreement as relating only to the transaction contemplated therein are used in the plural herein, such terms are intended to apply to the terms applicable to the transactions contemplated by all Participation Agreements collectively. In addition, the word "related", when used with respect to any Person, interest, instrument, agreement or document, shall denote a Person which is a party to, or an interest, instrument, agreement or document which is a part of, the transaction contemplated in a particular Participation Agreement and the Transaction Documents referred to in such Participation Agreement.

                  C. Pursuant to a related Participation Agreement, MCV sold and transferred to each Owner Trustee, and each Owner Trustee acquired, subject to Dow's Prior Rights and Consumers' Prior Rights, an Undivided Interest in the Facility equal to the respective Undivided Interest Percentage of such Owner Trustee (with the Undivided Interests in the Initial Assets having been sold and transferred on the First Closing Date and the Undivided Interests in the Second Closing Assets being sold and transferred on the Second Closing Date). Each Owner Trustee leased its Undivided Interest in the Facility back to the Lessee pursuant to a related Lease, under which MCV has the use, possession and control of the Undivided Interest in the Facility for the related Lease Term (with the Undivided Interests in the Initial Assets having been leased on the First Closing Date and the Undivided Interests in the Second Closing Assets being so leased on the Second Closing Date).

                  D. On the Second Closing Date, (i) MCV assigned to each Owner Trustee a separate Undivided Interest in the Facility Agreements and the Cogeneration Agreements pursuant to a related Facility Agreements Assignment and a related Cogeneration Agreements Assignment, respectively, (ii) each Owner Trustee assumed the obligations of MCV under the PPA and the SEPA, to the extent of its respective Undivided Interest Percentage, pursuant to a related Cogeneration Agreements Assignment, (iii) pursuant to the related Lease, each Owner Trustee subassigned its Undivided Interests in the Cogeneration Agreements and Facility Agreements back to MCV for the respective Lease Term, subject to the Lien of the related Indentures, and MCV, as lessee, accepted such subassignment, and (iv) MCV granted to each Owner Trustee a Lien on, without limitation, MCV's right, title and interest in the related Undivided Interests in the Cogeneration Agreements and the Facility Agreements (and the Revenues therefrom) as collateral security for the related Secured Obligations pursuant to a related Lessee Security Agreement.

                  E. Each Owner Trustee, as provided in the related Participation Agreement, financed a portion of the Purchase Price for its Undivided Interest in the Facility with the proceeds of Senior Secured Notes issued by it to Midland Funding Corporation I pursuant to a related Senior Trust Indenture and related Subordinated Secured Notes issued by it to Midland Funding Corporation II pursuant to a related Subordinated Trust Indenture, and Midland Funding Corporation I and Midland Funding Corporation II purchased such Secured Notes.

                  F. Each Owner Trustee granted to the related Indenture Trustees Liens on, among other things, the Owner Trustee's Undivided Interests in the Facility, the Cogeneration Agreements and the Facility Agreements, the Site Interest and its interest in certain of the related Transaction Documents as collateral security for the Owner Trustee's obligations under the related Secured Notes.

                  G. On the Second Closing Date, the Funding Corporations issued Bonds pursuant to a Senior Collateral Trust Indenture and a Subordinated Collateral Trust Indenture, respectively, for the purpose of participating in the payment of the Purchase Price for each Undivided Interest in the Facility and acquiring the funds necessary to purchase the Senior Secured Notes and the Subordinated Secured Notes pursuant to a related Participation Agreement. The Funding Corporations secured their obligations under the Bonds by a pledge to the related Collateral Trust Trustees of the related Secured Notes (and the collateral security therefor) held by the Funding Corporations.

                  H. MCV, each Owner Trustee and Indenture Trustee and the Working Capital Lender, on the Second Closing Date, entered into an Intercreditor Agreement with the Collateral Agent providing for the deposit with and disbursement of all Revenues from the Undivided Interests in the Project by the Collateral Agent.

                  I. MCV and each Owner Trustee also entered into an Operating Agreement appointing MCV as the initial operator of the Project during the respective Residual Terms, commencing on the Operation Commencement Date (as such term is defined in the Operating Agreement).

                  J. On the Second Closing Date, in order to obtain necessary working capital for the operation of the Facility, MCV obtained the Working Capital Line from the Working Capital Lender and granted to the Working Capital Lender first priority Liens on MCV's right, title and interest (as subassignee of the separate Undivided Interests in the Cogeneration Agreements and the Facility Agreements during the respective Lease Terms) in and to (i) all Earned Receivables, (ii) its Natural Gas Inventory and (iii) the Gas Brokering Contract.

                  K. Each Owner Trustee has agreed to reassign its Undivided Interest in the Project (including the Undivided Interest in the Facility Agreements) and the Site Interest back to MCV at the expiration of the related Support Term.

                  L. On July 23, 2002, MCV paid in full the Senior Secured Notes that were issued pursuant to the Senior Trust Indenture, consequently, the Senior Indenture Trustee no longer has an Undivided Interest in the Facility which, in turn, is no longer subject to the Lien of the Senior Trust Indenture.

                                                                      EXHIBIT 14
                            GEII STANDARD RATE SHEETS

These rates below are attached as an example of the format of the rate sheet to be used in the calculation of the cost of Services. Actual costs will be according to the terms of Article 1.17 and Article 5.4.

                   GENERAL ELECTRIC INTERNATIONAL INC. (GEII)
                          INSTALLATION & FIELD SERVICES
                            EXTERNAL COMMERCIAL RATES
                            EFFECTIVE JANUARY 1, 2002

                               Advanced Commitment*   Advanced Peak *,**   Published Rate      Published Peak Rate**
Service Description                  ST        OT       ST        OT        ST        OT          ST        OT
-------------------

Field Engineering Service         $190.00   $285.00   $220.00   $330.00   $210.00   $315.00     $240.00   $360.00
Lead Field Eng. Service           $216.00   $324.00   $250.00   $375.00   $242.00   $363.00     $280.00   $420.00
Specialty Field Eng. Service      $226.00   $339.00   $260.00   $390.00   $258.00   $387.00     $300.00   $450.00
Site Management Service           $262.00   $393.00   $302.00   $453.00
Consulting Analyst Service        $262.00   $393.00   $302.00   $453.00



Note 1 *: Advanced Commitment Rates apply for purchase orders received at least 90 days prior to start of service

Note 2**: Peak Rates are for T&M work during peak period (3/1 to 5/31).

                      INSTALLATION AND MAINTENANCE SERVICES

FIELD ENGINEERING: This service is defined as technical advice and counsel from field personnel based on good engineering, manufacturing, installation and operation practices as applicable to the equipment. To the extent specified during performance of work, such services may also include testing, adjustment, programming and other similar services. Field Engineering Service does not include supervision or management of Purchaser's employees, agents, or other contractors.

LEAD FIELD ENGINEERING: This service includes responsibility for the direction of the activities of one or more field engineers during the erection, assembly, check-out, start-up, maintenance, inspection, or repair of equipment and systems.

SITE MANAGEMENT: This service includes all management responsibilities including planning, organizing, integrating and monitoring of resources such as labor, supervisors, tools and technical assistants as required to complete the workscope.

                               SPECIALITY SERVICES

GENERATOR: Specialists experienced in the inspection, test and repair of generator equipment.

LASER ALIGNMENT: Specialists utilizing GE proprietary digital laser alignment equipment, technology, and GE fleet data, to optimize internal component alignment and potentially provide significant reductions in outage duration over conventional alignment methods.

GAS/STEAM PATH AUDIT: Specialists skilled at inspecting and determining the thermodynamic losses on a stage by stage basis of the turbine steam/gas path. Results of the inspection give the financial benefits of repairs or replacement parts that allow an operating plant to make repair/replacement decisions during the outage.

START-UP/CONTROLS: Specialists skilled at performing start-up and troubleshooting of gas and steam turbine control systems.

GAS TURBINE DLN: Specialists skilled in the proper methods required for tuning Dry Low NOx (DLN) systems to optimize reductions in gas turbine emissions and extension of combustion system components life expectancy.

EXCITATION: Specialists skilled in the start-up and troubleshooting of excitation systems interfacing circuits, breakers, and power systems.

VIBRATION: Specialists experienced in the areas of vibration data acquisition, analysis, and having the skills required to perform a diagnostic balance program, make recommendations and install balance weights.

STATIC STARTER (LCI): Specialists skilled in start-up and troubleshooting of static start, load commutating inverter (LCI) equipment.

EMERGENT TECHNOLOGY: Specialists skilled in an area involving new technology that is not specifically covered by the Specialist categories listed above.

CONSULTING ANALYST: Technical assistance of personnel not normally classified as field personnel for the solution of problems that require highly specialized background and experience.

DIAGNOSTICS: Specialists skilled in performance of diagnostic tests and diagnostic data analysis, such as plant evaluations and general consulting for plant performance issues.

PROFESSIONAL WITNESS: Technical direction and coordination of performance tests not conducted by GE


NOTES:

2. The normal workweek is five consecutive eight-hour days. Time in excess of the normal workweek and GEII holidays will be billed at the overtime rate.

2. Travel time will be charged at the applicable hourly rate from the Field Engineer's point of origin to the job site and return.

3. Travel and Living (T&L) for the Continental U.S.A. will be billed, as follows, for any portion of a day worked and based on the distance traveled by the GEII field representative responsible for providing the service,:

                  40 miles or less:         $90.00 per day per employee
                  Greater than 40 miles:    $180.00 per day per employee
                  Air Travel                Cost plus 15% administrative adder

4. T&L for Alaska, Hawaii and international locations, including air travel, will be billed at cost plus 15% administration fee.

5.   Purchased Craft Labor & Materials (PL&M) will be billed at cost plus 15%.

6. Consult with the local GEII office to determine any taxes, fees, or VAT that may be in addition to the above rates.

7. Consult with local GEII office to determine applicable charges for special tooling and/or test equipment.

Minimum of 4 hours of billing for all services provided.